Exhibit 10.1

EXECUTION VERSION

SEVENTH AMENDMENT TO CREDIT AGREEMENT

This SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 15, 2022 is entered into by and among OAKTREE CAPITAL MANAGEMENT, L.P., a Delaware limited partnership, OAKTREE CAPITAL II, L.P., a Delaware series limited partnership, including each series thereof, OAKTREE AIF INVESTMENTS, L.P., a Delaware limited partnership, OAKTREE CAPITAL I, L.P., a Delaware limited partnership (each a “Borrower” and collectively, the “Borrowers”); the Lenders (as defined in the Credit Agreement referred to below); and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined in this Amendment shall have the same meanings in this Amendment as set forth in the Credit Agreement.

WHEREAS, the above mentioned parties have previously entered into that certain Credit Agreement, dated as of March 31, 2014 (as amended by that certain First Amendment to Credit Agreement, dated as of November 3, 2014, that certain Second Amendment to Credit Agreement, dated as of March 31, 2016, that certain Third Amendment to Credit Agreement, dated as of November 14, 2017, that certain Fourth Amendment to Credit Agreement, dated as of March 29, 2018, that certain Fifth Amendment to Credit Agreement, dated as of December 13, 2019 and that certain Sixth Amendment to Credit Agreement, dated as of September 14, 2021, and in effect immediately prior to the Seventh Amendment Effective Date (as defined below), the “Credit Agreement”).

WHEREAS, the Borrowers have requested that the Credit Agreement be amended as set forth herein.

WHEREAS, the Administrative Agent and the Lenders, on the terms and subject to the conditions set forth herein, have agreed to so amend the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree, except as otherwise set forth herein, as of the Seventh Amendment Effective Date as follows:

SECTION 1. Amendments. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a) Credit Agreement. Articles I-IX of the Credit Agreement are hereby amended and restated in their entirety with Articles I-IX of the Conformed Credit Agreement attached hereto as Annex A.

1

(b) Schedules. Schedule A attached to this Amendment as Annex D is hereby added to the Credit Agreement. Schedule 6.6 (Transactions with Affiliates) of the Credit Agreement is hereby amended and restated in its entirety with the corresponding Schedule 6.6 (Transactions with Affiliates) attached to this Amendment as Annex D.

(c) Exhibits. Exhibit A (Form of Assignment and Acceptance), Exhibit D (Notice of Swing Line Borrowing), Exhibit E (Form of Revolving Loan Note), Exhibit F (Form of Term Loan Note), Exhibit G (Form of Swing Line Note), Exhibit H (Form of Compliance Certificate), Exhibit I (Form of Borrowing Request) and Exhibit J (Form of Interest Election Request) to the Credit Agreement are hereby amended and restated in their entirety with the corresponding exhibits attached hereto as Annex C.

SECTION 2. Conditions Precedent to the Effectiveness of this Amendment. The provisions of Section 1 above are conditioned upon, and such provisions shall not be effective until, satisfaction of the conditions set forth on Annex B attached hereto (the first date on which all of such conditions have been satisfied being referred to herein as the “Seventh Amendment Effective Date”).

SECTION 3. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided in this Amendment, the Borrowers represent and warrant to the Administrative Agent and each Lender as follows:

(a) Power and Authority. Each Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (hereafter referred to as the “Amended Credit Agreement”).

(b) Authorization of Agreements. The execution and delivery of this Amendment by the Borrowers and the performance of the Amended Credit Agreement by the Borrowers have been duly authorized by all necessary action, and this Amendment has been duly executed and delivered by the Borrowers.

(c) Enforceability. Each of this Amendment and the Amended Credit Agreement constitutes the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) No Conflict. The execution and delivery by the Borrowers of this Amendment and the performance by the Borrowers of each of this Amendment and the Amended Credit Agreement do not and will not (i) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) violate any applicable law or regulation other than violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (iii) violate the charter, by-laws, articles, limited liability company agreement, limited partnership agreement or other organizational documents of any Borrower or any Subsidiary or any order of any Governmental Authority, (iv) violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or any Subsidiary or the assets of any Borrower or any Subsidiary other than violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (v) give rise to a right under any indenture, agreement or other instrument binding upon any Borrower or any Subsidiary or upon the assets of any Borrower or any Subsidiary to require any material payment to be made by any Borrower or any Subsidiary, and (vi) result in the creation or imposition of any Lien on any asset of any Borrower or any Subsidiary.

2

(e) Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrowers of this Amendment.

(f) Representations and Warranties in the Credit Agreement. The representations and warranties contained in Article III of the Credit Agreement are (before and after giving effect to this Amendment) true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of the Seventh Amendment Effective Date (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and no Default or Event of Default has occurred and is continuing.

SECTION 4. Miscellaneous.

(a) Reference to and Effect on the Credit Agreement and the other Loan Documents.

(i) Except as specifically amended by this Amendment and the documents executed and delivered in connection herewith, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(ii) The execution and delivery of this Amendment and performance of the Amended Credit Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under, the Credit Agreement or any of the other Loan Documents.

(iii) Upon the conditions precedent set forth herein being satisfied, this Amendment shall be construed as one with the Credit Agreement, and the Credit Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

(iv) If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement or any other Loan Document, the terms and provisions of this Amendment shall govern.

(b) Expenses; Indemnity. The Borrowers acknowledge that all reasonable costs and expenses of the Administrative Agent incurred in connection with this Amendment will be paid, and the Administrative Agent will be indemnified, in accordance with Section 9.3 of the Credit Agreement. To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against the Administrative Agent on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Amendment or the transactions contemplated hereby.

3

(c) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

(e) Governing Law; Jurisdiction; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York. Sections 9.9(b) and 9.12 of the Credit Agreement shall apply to the parties hereto, this Amendment and the transactions contemplated hereby and are incorporated by reference, mutatis mutandis, and this Amendment shall be interpreted, construed and enforced as if such provisions were set forth in full in this Amendment.

(f) Loan Document. This Amendment is a Loan Document as defined in the Credit Agreement, and the provisions of the Credit Agreement generally applicable to Loan Documents are applicable hereto and incorporated herein by this reference.

(g) Reaffirmation of Obligations. Each Borrower (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Borrower’s obligations under the Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

4

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Daniel Levin
Name: Daniel Levin
Title: Managing Director and Chief Financial Officer

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director, Associate General Counsel and Assistant Secretary

OAKTREE CAPITAL II, L.P. (including each series thereof)
By: OAKTREE CAPITAL II GP LLC (acting as general partner of Oaktree Capital II, L.P. generally and as general partner of each series thereof)

By:	/s/ Daniel Levin
Name: Daniel Levin
Title: Managing Director and Chief Financial Officer

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director, Associate General Counsel and Assistant Secretary

OAKTREE AIF INVESTMENTS, L.P.

By:	/s/ Daniel Levin
Name: Daniel Levin
Title: Managing Director and Chief Financial Officer

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director, Associate General Counsel and Assistant Secretary

[Signature Page to Seventh Amendment to Credit Agreement – Oaktree]

OAKTREE CAPITAL I, L.P.

By:	/s/ Daniel Levin
	Name:	Daniel Levin
	Title:	Managing Director and Chief Financial Officer

By:	/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director, Associate General Counsel and Assistant Secretary

Signature Page to First Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, L/C Issuer, Swing Line Lender and a Lender

By:	/s/ Michael Kusner
	Name:	Michael Kusner
	Title:	Managing Director

[Signature Page to Seventh Amendment to Credit Agreement – Oaktree]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Matthew White
	Name:	Matthew White
	Title:	Director

[Signature Page to Seventh Amendment to Credit Agreement – Oaktree]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Alfred Chi
	Name:	Alfred Chi
	Title:	Executive Director

[Signature Page to Seventh Amendment to Credit Agreement – Oaktree]

HSBC BANK USA, N.A., as a Lender

By:	/s/ George A. Covo
	Name:	George A. Covo
	Title:	Director

[Signature Page to Seventh Amendment to Credit Agreement – Oaktree]

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Jin Li
	Name:	Jin Li
	Title:	Vice President

[Signature Page to Seventh Amendment to Credit Agreement – Oaktree]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Barry K. Chung
	Name:	Barry K. Chung
	Title:	Sr. Vice President

[Signature Page to Seventh Amendment to Credit Agreement – Oaktree]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Craig J. Malloy
	Name:	Craig J. Malloy
	Title:	Director

[Signature Page to Seventh Amendment to Credit Agreement – Oaktree]

MUFG BANK, LTD., as a Lender

By:	/s/ Jeanne Horn
	Name:	Jeanne Horn
	Title:	Managing Director

[Signature Page to Seventh Amendment to Credit Agreement – Oaktree]

CITIBANK, N.A., as a Lender

By:	/s/ Patrick Marsh
	Name:	Patrick Marsh
	Title:	Vice President

[Signature Page to Seventh Amendment to Credit Agreement – Oaktree]

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender

By:	/s/ Doreen Barr
	Name:	Doreen Barr
	Title:	Authorized Signatory

By:	/s/ Michael Dieffenbacher
	Name:	Michael Dieffenbacher
	Title:	Authorized Signatory

[Signature Page to Seventh Amendment to Credit Agreement – Oaktree]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ William E. Briggs IV
	Name:	William E. Briggs IV
	Title:	Authorized Signatory

[Signature Page to Seventh Amendment to Credit Agreement – Oaktree]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Signature Page to Seventh Amendment to Credit Agreement – Oaktree]

STATE STREET BANK AND TRUST COMPANY, as a Lender

By:	/s/ Mark I. Cole
	Name:	Mark I. Cole
	Title:	Vice President

[Signature Page to Seventh Amendment to Credit Agreement – Oaktree]

ANNEX A

Conformed Credit Agreement

(see attached)

CREDIT AGREEMENT

dated as of

March 31, 2014

among

OAKTREE CAPITAL MANAGEMENT, L.P.,

OAKTREE CAPITAL II, L.P.,

OAKTREE AIF INVESTMENTS, L.P.,

OAKTREE CAPITAL I, L.P.,

from and after the Joinder Effective Date, OAKTREE CAPITAL MANAGEMENT

(CAYMAN), L.P.,

the Lenders party hereto,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, L/C Issuer and Swing Line Lender,

and

WELLS FARGO SECURITIES, LLC,

as Sole Lead Arranger and Sole Lead Bookrunner

$650,000,000 SENIOR UNSECURED

CREDIT FACILITIES

SCHEDULES:

Schedule A – List of Entities Not Considered CLO Subsidiaries

Schedule 2.1 – Names, Addresses, Commitments, and Proportionate Shares of the Lenders

Schedule 3.6 – Disclosed Matters

Schedule 6.1 – Existing Indebtedness

Schedule 6.2 – Existing Liens

Schedule 6.6 – Transactions with Affiliates

EXHIBITS:

Exhibit A – Form of Assignment and Acceptance

Exhibit B – Form of Legal Opinion of Munger, Tolles & Olson LLP, Special Counsel to Borrower

Exhibit C – Reserved

Exhibit D – Notice of Swing Line Borrowing

Exhibit E – Form of Revolving Loan Note

Exhibit F – Form of Term Loan Note

Exhibit G – Form of Swing Line Note

Exhibit H – Form of Compliance Certificate

Exhibit I – Form of Borrowing Request

Exhibit J – Form of Interest Election Request

CREDIT AGREEMENT dated as of March 31, 2014 (as amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”), among (1) OAKTREE CAPITAL MANAGEMENT, L.P., a Delaware limited partnership, (2) OAKTREE CAPITAL II, L.P., a Delaware series limited partnership, including each series thereof, (3) OAKTREE AIF INVESTMENTS, L.P., a Delaware limited partnership, (4) OAKTREE CAPITAL I, L.P., a Delaware limited partnership, and (5) from and after the Joinder Effective Date, OAKTREE CAPITAL MANAGEMENT (CAYMAN), L.P., a Cayman Islands exempted limited partnership acting through its general partner, Oaktree Holdings, Ltd., a Cayman Islands exempted company (the “Cayman Borrower”) (each a “Borrower” and collectively, the “Borrowers”); the LENDERS party hereto from time to time; and WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender. WELLS FARGO SECURITIES, LLC (“Wells Fargo Securities”) has been given the titles of sole lead arranger and sole lead bookrunner in connection with this Agreement (in such capacity, the “Lead Arranger”).

WHEREAS, the Borrowers have requested that the Lenders provide the credit facility set forth in this Agreement to the Borrowers, including the Revolving Loans, Term Loans, Swing Line Loans and the issuance of Letters of Credit; and

WHEREAS, each Borrower will directly and indirectly benefit from the financing provided to it and to each other Borrower pursuant to this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“17Capital” means 17Capital NewCo Limited, an English private limited company.

“17Capital Fund” means any managed account, investment fund or other investment vehicle organized, sponsored or managed by 17Capital or its subsidiaries.

“17Capital Group” means 17Capital, its subsidiaries and Controlled affiliates and any other Persons through which its private equity finance business is operated (in each case without regard to whether such Persons are owned or Controlled by 17Capital and including, for the avoidance of doubt, the general partners of 17Capital Funds and Persons through which carried interests are received from, or sponsor commitments are made to, 17Capital Funds).

“ABR” when used in reference to any Loan (or in the case of the Term Loans, a portion thereof) or Borrowing, refers to whether such Loan (or portion thereof), or the Loans (or portion thereof) comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Term SOFR Determination Day” shall have the meaning assigned to such term in the definition of “Term SOFR”.

“Acquired Portion” has the meaning given to that term in Section 2.1(c)(v).

“Adjusted Term SOFR” means for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) 0.10%; provided that if Adjusted Term SOFR as so determined would otherwise be less than zero, then Adjusted Term SOFR shall be deemed to be zero.

“Administrative Agent” has the meaning set forth in the preamble hereto.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that for the purposes of Section 6.6, (a) no member of Oaktree Operating Group shall be considered to be an “Affiliate” of any other member of the Oaktree Operating Group; and (b) from and after the Joinder Effective Date, neither AIFM nor any member of 17Capital Group shall be considered to be an “Affiliate” of any of the Borrowers or their respective Subsidiaries.

“Agreement” has the meaning set forth in the preamble hereto.

“AIFM” means any of LFE European Asset Management S.à r.l and its subsidiaries, if any.

“Alternate Base Rate” means, on any day, the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for the day immediately preceding such day plus one half of one percent (0.50%) and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%; each change in the Alternate Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Alternate Base Rate be less than zero.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption, including the FCPA and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Applicable Margin” means, at any time when there is a Debt Rating (as defined below), (a) in the case of interest calculable with respect to each SOFR Loan, the percentage set forth in the column headed “SOFR” opposite the applicable Tier level below, (b) in the case of interest calculable with respect to each ABR Loan, the percentage set forth below in the column headed “ABR” opposite the applicable Tier level below, and (c) in the case of the Commitment Fees, the percentage set forth in the column headed “Commitment Fees” opposite the applicable Tier level below:

Tier	Debt Rating	SOFR	ABR	Commitment Fees
I	≥ A+/A1	0.750%	0.000%	0.060%
II	A/A2	0.875%	0.000%	0.080%
III	A-/A3	1.000%	0.000%	0.100%
IV	BBB+/Baa1	1.250%	0.250%	0.125%
V	≤ BBB/Baa2	1.500%	0.500%	0.150%

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P, Fitch Ratings, Moody’s or other nationally recognized rating agency of the non-credit-enhanced, senior unsecured long-term debt of Oaktree Capital Management, L.P. (along with its Affiliates); provided that if (a) there are two ratings and (i) the respective Debt Ratings issued by the foregoing rating agencies differ by one Tier, then the Tier for the higher of such Debt Ratings shall apply (with the Debt Rating for Tier I being the highest and the Debt Rating for Tier V being the lowest) and (ii) if such Debt Ratings differ by more than one Tier, then the Tier that is one Tier above the Tier of the lower Debt Rating shall apply and (b) there are three or more ratings and the respective Debt Ratings issued by the foregoing rating agencies fall into different Debt Rating levels, then (i) the Tier for the two highest of such Debt Ratings shall apply and (ii) if the two highest of such Debt Ratings fall into different Tiers and one of such Debt Ratings is (A) no more than one Debt Rating level higher than the other, then the applicable Tier shall be determined by reference to the lower of such Debt Ratings and (B) two or more Tiers lower than the other of such Debt Ratings, then the Tier that is one Tier above the Tier of the lower Debt Rating shall apply.

As of the Seventh Amendment Effective Date, the Applicable Margin shall be based on Tier III. The Applicable Margin shall be subject to adjustment (upwards or downwards, as appropriate), effective as of the date on which S&P, Fitch Ratings, Moody’s or other nationally recognized rating agency announces a change of Debt Rating that results in a change in the Applicable Margin.

Notwithstanding the foregoing, at any time when there is no Debt Rating, the Applicable Margin for each of SOFR Loans, ABR Loans and Commitment Fees shall be determined pursuant to the following pricing grid:

Tier	Combined Leverage Ratio	SOFR	ABR	Commitment Fees
I	< 1.00	0.750%	0.000%	0.060%
II	> 1.00 < 1.75	0.875%	0.000%	0.080%
III	> 1.75 < 2.25	1.000%	0.000%	0.100%
IV	> 2.25 < 2.75	1.250%	0.250%	0.125%
V	> 2.75	1.500%	0.500%	0.150%

Any increase or decrease in the Applicable Margin resulting from a change in the Combined Leverage Ratio shall become effective as of the fifth Business Day immediately following the date a compliance certificate is delivered pursuant to Section 5.1(c) with respect to any fiscal quarter or fiscal year; provided that (x) during the period commencing on the date there is no Debt Rating (each, a “Debt Rating Drop Date”) until the fifth Business Day immediately following the date a compliance certificate is delivered pursuant to Section 5.1(c) with respect to the fiscal quarter or fiscal year in which such Debt Rating Drop Date occurs, Tier V shall apply and (y) at any time when there is no Debt Rating, if no compliance certificate is delivered when due in accordance with Section 5.1(c), then Tier V shall apply as of the date of the failure to deliver such compliance certificate until such date as the Borrowers deliver such compliance certificate and thereafter the Applicable Margin shall be based on the Combined Leverage Ratio indicated on such compliance certificate until such time as the Applicable Margin is further adjusted as set forth in this definition. At any time when there is no Debt Rating, if the Combined Leverage Ratio reported in any compliance certificate shall be determined to have been incorrectly reported and if correctly reported would have resulted in a higher Applicable Margin, then the Applicable Margin shall be retroactively adjusted to reflect the higher rate that would have been applicable had the Combined Leverage Ratio been correctly reported in such compliance certificate and the additional amounts resulting therefrom shall be due and payable within two (2) Business Days of written notice therefor from the Administrative Agent or any Lender (the Borrowers’ obligations to pay such additional amounts shall survive the payment and performance of all other obligations under the Loan Documents and the termination of this Agreement). At any time when there is no Debt Rating, if the Combined Leverage Ratio reported in any compliance certificate shall be determined to have been incorrectly reported and if correctly reported would have resulted in a lower Applicable Margin and such determination is made within ninety (90) days after the delivery of such compliance certificate pursuant to Section 5.1(c) (and notice thereof has been provided to the Administrative Agent within such ninety (90) day period), then the Applicable Margin shall be retroactively adjusted to reflect the lower rate that would have been applicable had the Combined Leverage Ratio been correctly reported in such compliance certificate, and any excess interest paid by the Borrowers to the Lenders resulting from such incorrect reporting of the Combined Leverage Ratio shall be refunded to the Borrowers within two (2) Business Days of receipt by the applicable Lender or Lenders of written demand therefor from the Borrowers (the Lenders’ obligations to refund such excess amounts shall survive the termination of this Agreement).

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee” has the meaning set forth in Section 9.4(b).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Debt” means, in respect of a sale and leaseback transaction entered into by a Borrower or any Subsidiary of a Borrower, at the time of determination, the present value of the total obligation of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the sole option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Availability Period” means the period from and including the Effective Date to but excluding the Maturity Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.11(c)(iv).

“Back-to-Back Lending Facilities” means loans or credit facilities made available to or guaranteed by the Borrowers, their Subsidiaries or their Affiliates for the purpose of funding loans or advances to employees or Affiliates of the Borrowers, their Subsidiaries, their Affiliates, AIFM or any member of 17Capital Group, the proceeds of which are used solely to invest, directly or indirectly, in investment funds or CLOs or any subsidiary thereof that is managed by any Borrower, any Subsidiary, any Affiliate of any Borrower, AIFM or any member of 17Capital Group.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“BAM” means, as the context requires, one or both of Brookfield Asset Management Ltd., a British Columbia corporation, or its successor, or Brookfield Corporation, an Ontario corporation, or its successor.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.11(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or a negative value or zero), that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator of such Benchmark (or such component), a resolution authority with jurisdiction over the administrator of such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator of such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11(c)(i).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Borrower” and “Borrowers” has the meaning set forth in the preamble hereto.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect, (b) Term Loans of the same Type made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect or (c) a Swing Line Loan.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.3 substantially in the form of Exhibit I.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles are authorized generally or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, subject to Section 1.3.

“Capital Stock” means any and all shares, partnership, membership or other interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash and Cash Equivalents” means, as at the last day of any period, the unrestricted cash, cash-equivalents, U.S. Treasury securities, time deposit securities and commercial paper, in each case to the extent included in “cash and cash-equivalents” and “U.S. Treasury and other securities” as set forth on the combined consolidated balance sheet of the Borrowers and their respective consolidated subsidiaries as of such day, determined in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer, the Swing Line Lender and/or the Lenders, as applicable, as collateral subject to a first priority security interest securing the Loans, the L/C Obligations and other obligations of the Borrowers under this Agreement and the other Loan Documents, cash or deposit account balances in an amount equal to the L/C Obligations, obligations in respect of Swing Line Loans or obligations of a Defaulting Lender, as applicable, pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer or Swing Line Lender, as applicable (which documents are hereby consented to by the Lenders). Derivatives of such term shall have a corresponding meaning. “Cash Collateral” has a meaning correlative thereto.

“Cayman Borrower” has the meaning set forth in the preamble hereto.

“Change in Control” means (a) the acquisition of direct or indirect beneficial ownership by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Seventh Amendment Effective Date) of Capital Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of any Borrower; or (b) the acquisition of Control of any Borrower by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Seventh Amendment Effective Date); other than, in the case of (a) or (b), by (i) any beneficial owner as of the Seventh Amendment Effective Date of OCGH, (ii) any officer, employee or principal of any member of the Oaktree Operating Group or any of their respective Subsidiaries that is an equity holder of OCGH on the Seventh Amendment Effective Date or is admitted as an equity holder of OCGH after the Seventh Amendment Effective Date in the ordinary course of business, (iii) BAM or any Controlled Affiliate of BAM or (iv) any holding company or intermediate entity that is beneficially owned and controlled by any Person identified in the foregoing clauses (i) through (iii).

“Change in Law” means (a) the adoption of any law, rule or regulation after the Seventh Amendment Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Seventh Amendment Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Seventh Amendment Effective Date; provided, however, notwithstanding anything to the contrary herein, for purposes of this Agreement and the other Loan Documents and to the extent permitted by applicable laws, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning set forth in Section 9.17.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swing Line Loans.

“CLO” means a collateralized loan obligation vehicle or similar debt securitization vehicle or entity.

“CLO Subsidiary” means, at any time, (i) any Subsidiary that (x) manages or has been established to manage one or more CLOs or (y) is an Affiliate of a Subsidiary described in clause (x) that purchases or otherwise acquires and/or retains securities, obligations or other interests in such CLO for the purpose of, among other things, satisfying (including on a prospective basis) any applicable risk retention laws, rules, regulations, guidelines, technical standards or guidance of any Governmental Authority and (ii) any Subsidiary of a Subsidiary described in the preceding clause (i); provided that, no Subsidiary listed on Schedule A, as updated by the Borrowers in their discretion from time to time to add or remove Subsidiaries upon written notice to the Administrative Agent, shall be considered a “CLO Subsidiary”.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Combined EBITDA” means, for any period, Combined Net Income for such period plus, (a) without duplication and to the extent reflected as a charge in the statement of such Combined Net Income for such period, the sum of (i) income tax expense, (ii) Combined Interest Expense, (iii) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (iv) depreciation and amortization expense, (v) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (vi) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Combined Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (vii) any non-cash charges, including non-cash charges resulting from the vesting or issuance of equity to employees, principals or others, and minus, (b) without duplication and to the extent included as income or gain in the statement of such Combined Net Income for such period, the sum of (i) any extraordinary, unusual or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Combined Net Income for such period, non-cash gains on the sales of assets outside of the ordinary course of business) and (ii) any other non-cash income, all as determined on a combined basis, and plus or minus, as appropriate, (c) without duplication of the items set forth in clauses (a) and (b) above, the adjustments equivalent to those that OCG made to arrive at its “Adjusted Net Income” in its Annual Report on form 10-K for the fiscal year ended December 31, 2018 (as filed with the SEC), to the extent relevant to the Borrowers, and (d) without duplication of the items set forth in clauses (a), (b) and (c) above, the adjustments replacing investment income (loss) with receipts of investment income from funds and companies equivalent to those that OCG made to arrive at its “Distributable Earnings” in its Annual Report on form 10-K for the fiscal year ended December 31, 2018 (as filed with the SEC), to the extent relevant to the Borrowers; provided that the contribution to Combined EBITDA of a subsidiary that is not a wholly owned subsidiary shall be calculated in proportion to the Borrowers’ aggregate direct or indirect economic interests in such subsidiary. For the purposes of calculating Combined EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Combined Leverage Ratio, (i) if at any time during such Reference Period the Borrowers or any subsidiary shall have made any Material Disposition, the Combined EBITDA for such Reference Period shall be reduced by an amount equal to the Combined EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Combined EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrowers or any subsidiary shall have made a Material Acquisition, Combined EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period; provided that, with respect to any such Material Disposition or Material Acquisition, Combined EBITDA shall be adjusted to take into account compensation expense, occupancy costs, rental expenses and other reasonably identifiable and supportable cost and expense items that will be eliminated as a result of consummating such Material Disposition or Material Acquisition (“Disposition/Acquisition Addbacks”); provided, further, that (x) calculations of Disposition/Acquisition Addbacks shall be made in good faith by a Financial Officer and (y) Disposition/Acquisition Addbacks shall not exceed the lesser of (1) 10% of Combined EBITDA and (2) $50,000,000 for any Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising in excess of 51% of an operating unit of a business or constitutes in excess of 51% of the common stock of a Person and (b) involves the payment of consideration by the Borrowers and their respective subsidiaries in excess of $250,000,000; and “Material Disposition” means any disposition of property or series of related dispositions of property that yields gross proceeds to one or more of the Borrowers and their respective subsidiaries in excess of $250,000,000.

“Combined Interest Expense” means, for any period, the aggregate interest expense (including interest expense attributable to Capital Lease Obligations) of the Borrowers and their respective subsidiaries for such period in accordance with GAAP (without any deduction for any interest income of the Borrowers and their respective subsidiaries), excluding any Excluded Interest Expense.

“Combined Leverage Ratio” means, as at the last day of any period, the ratio of (a) Combined Total Debt on such day to (b) Combined EBITDA for such period.

“Combined Net Income” means, for any period, the combined net income (or loss) of the Borrowers and their respective consolidated subsidiaries, determined in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a subsidiary of any Borrower or is merged into or consolidated with any Borrower or any subsidiary and (b) the undistributed earnings of any subsidiary of the Borrowers to the extent that the declaration or payment of dividends or similar distributions by such subsidiary is not at the time permitted by the terms of any Contractual Obligation, Organizational Document or Requirement of Law applicable to such subsidiary. For the avoidance of doubt, Combined Net Income is prior to the allocation of income with respect to preferred equity interests of the Borrowers.

“Combined Total Debt” means, at any date, the difference between (1) the combined principal amount of all Indebtedness of the type described in clauses (a), (b), (c), (g) (to the extent the underlying Indebtedness is of the types otherwise enumerated in this definition of Combined Total Debt), (h), (i) and (j) (to the extent of drawings thereunder) thereof of the Borrowers and their respective consolidated subsidiaries at such date, determined in accordance with GAAP; provided that Combined Total Debt shall exclude (x) the Indebtedness of a CLO Subsidiary so long as such Indebtedness is non-recourse to each of the Borrowers and their respective Non-CLO Subsidiaries and (y) Indebtedness among the Borrowers, the Subsidiaries of any Borrower or any of them, minus (2) Cash and Cash Equivalents that are not subject to any Liens (other than bankers’ Liens and rights of setoff and inchoate Liens) at such date; provided, further, that the contribution to Combined Total Debt of a subsidiary that is not a wholly owned subsidiary shall be calculated in proportion to the Borrowers’ aggregate direct or indirect economic interests in such subsidiary.

“Commitment” means, with respect to each Lender, such Lender’s Revolving Loan Commitment or Term Loan Commitment (as the context requires).

“Commitment Fees” has the meaning given to that term in Section 2.9(a).

“Communications” has the meaning given to that term in Section 9.1(b).

“Confidential Information” means information delivered to any Lender or the Administrative Agent by or on behalf of any Borrower pursuant to the Loan Documents or otherwise related to the Loans that is non-public or proprietary in nature; provided, however, that such term does not include information that (a) was publicly known or otherwise known to the receiving party prior to the time of such disclosure, other than from a source having or appearing to have breached its duties or obligations to any Borrower or its Affiliates by such disclosure, (b) subsequently becomes publicly known through no act or omission by the receiving party or any person acting on its behalf, (c) otherwise becomes known to the receiving party other than through disclosure by any Borrower or from a source not having and not appearing to have breached its duties or obligations to any Borrower or its Affiliates by such disclosure or (d) constitutes financial statements delivered to the Lenders and the Administrative Agent under Section 5.1 that are otherwise publicly available.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.11(c) and other technical, administrative or operational matters) that the Administrative Agent decides, in its reasonable discretion (in consultation with the Borrowers), may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides, in its reasonable discretion, that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in its reasonable discretion, that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrowers) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Continuing Lender” has the meaning set forth in Section 2.6(a)(ii).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Governmental Rules from time to time in effect affecting the rights of creditors generally.

“Decreasing Lender” has the meaning given to that term in Section 2.1(c)(v).

“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.20(f), any Lender that has at any time (a) failed to fund all or part of its portion of any amount required to be funded by it within two Business Days of the date such amount was required to be funded under this Agreement and has continued in such failure for two Business Days after written notice from the Administrative Agent, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days after the date when due, unless the subject of a good faith dispute, (c) been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or that is a subsidiary or Affiliate of any Person that has become the subject of a bankruptcy or insolvency proceeding, (d) defaulted in fulfilling its monetary or other material obligations generally under other credit facilities in which it is a lender or become a “defaulting lender” (or equivalent designation) thereunder, (e) notified any Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender or party in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other credit facilities, unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which conditions precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied or (f) failed within three Business Days after request by the Administrative Agent to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund any Borrowing; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (f) upon receipt of such written confirmation by the Administrative Agent; or (g) become the subject of a Bail-in Action or has a direct or indirect parent company that has become the subject of a Bail-in Action; provided, further, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest by a Governmental Authority in such Lender or any direct or indirect parent company thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (g) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(f)) upon delivery of written notice of such determination to the Borrowers, the L/C Issuer, the Swing Line Lender and each Lender.

“Designated Deposit Account” means a deposit account to be maintained by the Borrowers with the Administrative Agent, as from time to time designated by the Borrowers by written notification to the Administrative Agent.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.6.

“dollars” (whether or not capitalized) or “$” refers to lawful money of the United States of America.

“DoubleLine” means DoubleLine Capital LP and its affiliates.

“Downgraded Lender” means any Lender that has a non-investment grade rating from S&P or another nationally recognized rating agency.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Effective Amount” means (a) with respect to Revolving Loans, Term Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to (i) any borrowings and prepayments or repayments of Revolving Loans, Term Loans and Swing Line Loans and (ii) with respect to Swing Line Loans, any risk participation amongst the Lenders, as the case may be, occurring or deemed to occur on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Effective Date” means the date on which the conditions specified in Section 4.1 shall have been satisfied (or waived in accordance with Section 9.2), which date is the date of this Agreement.

“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and an Approved Fund of any Lender; and (b) a Person that is (i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a combined capital and surplus of at least $5,000,000,000, or (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $10,000,000,000; provided that (a) such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, and (b) if such bank is not currently a Lender, such bank’s (or such bank’s parent’s) senior unsecured long term indebtedness must be rated BBB or higher by S&P or Baa2 or higher by Moody’s. Notwithstanding the foregoing, “Eligible Assignee” shall not include (x) without the prior written consent of all of the Lenders, any Borrower or any Affiliate of any Borrower, (y) any natural person or (z) any Defaulting Lender or any of its Subsidiaries, or any Person which, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (z).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters relating to the environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any Borrower’s ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any Borrower’s ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any Borrower’s ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any Borrower’s ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 8.10(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.10(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.10(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.10(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.10(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Evergreen Letter of Credit” has the meaning set forth in Section 2.17(b)(iii).

“Excluded Interest Expense” means, for any period, the aggregate expense associated with the termination of any interest rate swap as determined in accordance with GAAP.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) any Taxes imposed on (or measured by) net income (however denominated), franchise Taxes and branch profits Taxes in each case (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any Tax that is attributable to any U.S. Lender’s failure to comply with Section 2.14(g) or any Foreign Lender’s failure or inability to comply with Section 2.14(e), (c) in the case of a Lender, any withholding Tax that is imposed on amounts payable to such Lender that is in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding Tax pursuant to Section 2.14(a), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement dated as of December 21, 2012, by and among Oaktree Capital Management, L.P., Oaktree Capital II, L.P., Oaktree AIF Investments, L.P., Oaktree Capital I, L.P., the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

“Existing Maturity Date” has the meaning set forth in Section 2.6(a)(i).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Wells Fargo Bank, National Association on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” mean, collectively, (i) the letter agreement dated as of November 2, 2022 between the applicable Borrowers, Wells Fargo Securities and the Administrative Agent regarding certain fees payable by such Borrowers to Wells Fargo Securities and the Administrative Agent as expressly indicated therein and (ii) any other fee letter, engagement letter, mandate letter or commitment letter executed by one or more of the Borrowers and any of the Administrative Agent or the Lead Arranger in connection with this Agreement (including any fee letter executed in connection with any increase under Section 2.1(c)).

“Fifth Amendment Effective Date” means December 13, 2019.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of any of the Borrowers.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers (other than the Cayman Borrower) are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fourth Amendment Effective Date” means March 29, 2018.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund Credit Arrangements” means any subscription loan from lenders not affiliated with a Borrower, the main purpose of which is to borrow against the uncalled capital commitments of limited partners or similar investors in investment funds.

“GAAP” means generally accepted accounting principles in the United States of America, except any requirement for the consolidation of investment funds or CLOs advised or managed by any of the Borrowers, their Subsidiaries, AIFM and any member of 17Capital Group and other entities that may be required by FASB ASC 810-20 or similar and subsequent authoritative accounting pronouncements. For purposes of clarification, the term “investment funds” hereunder includes entities held by a Borrower (or any of its subsidiaries) that hold investments that a Borrower, a subsidiary or an Affiliate thereof manages or intends to manage as part of an investment fund or CLO, including entities formed for the purpose of holding investments in connection with seeding a new investment portfolio or strategy.

“Governmental Authority” means the government of the United States of America, any other nation or government or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Authorization” means any permit, license, registration, approval, finding of suitability, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority.

“Governmental Rule” means any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, Governmental Authorization, guidelines, policy or similar form of decision of any Governmental Authority.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any obligation under a Guarantee shall be deemed equal to the stated or determinable amount of the guarantor’s obligation in respect of which such Guarantee is made or, if not stated or if indeterminable, the guarantor’s maximum liability in respect thereof.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Honor Date” has the meaning given to that term in Section 2.17(c)(i).

“Illegality Notice” shall have the meaning given to that term in Section 2.11(b).

“Increase Effective Date” has the meaning given to that term in Section 2.1(c)(iv).

“Increasing Lenders” has the meaning given to that term in Section 2.1(c)(i).

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money or payment obligations of such Person with respect to deposits or advances of any kind, (b) all payment obligations of such Person evidenced by bonds, debentures, notes or similar instruments, representing an extension of credit to such Person, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all payment obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person for the deferred purchase price of property or services (excluding accounts payable and accrued expenses incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (excluding, for the avoidance of doubt, Liens permitted by Section 6.2(f)) on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but only to the extent of the fair market value of the assets subject to such Lien, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of reimbursement for draws under letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) net liabilities of such Person under Hedging Agreements. The Indebtedness of any Person shall include the Indebtedness of any general partnership and any other entity under which the equity owners of such entity do not have limited liability, in each case, to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent (x) the terms of such Indebtedness provide that such Person is not liable therefor or (y) such Person (i) is a subsidiary that serves as the general partner (or equivalent) of one or more investment funds or CLOs or their respective subsidiaries managed by any of the Borrowers or any of their subsidiaries or Affiliates and (ii) does not engage in any business other than to act as the general partner (or equivalent) of such investment funds or CLOs or their respective subsidiaries and does not own any assets other than the ownership interest in such investment funds or CLOs or their respective subsidiaries and any assets related solely to such Person’s role as a general partner (or equivalent) of such investment funds or CLOs or their respective subsidiaries.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document.

“Interest Election Request” means a request by the Borrowers to convert or continue a Revolving Loan in accordance with Section 2.5.

“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Payment Date and (b) with respect to any SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a SOFR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrowers may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to an Interest Period of one month or greater, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period of one month or greater that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) any Interest Period for any Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date and (d) no tenor that has been removed from this definition pursuant to Section 2.11(c)(iv) shall be available for specification as an Interest Period in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Joinder Effective Date” shall have the meaning given to that term in Section 2.21.

“L/C Advance” means with respect to each Lender, such Lender’s participation in any L/C Borrowing in accordance with its L/C Risk Participation therein.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced or deemed refinanced as a Revolving Loan.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, the amendment thereof, the extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means Wells Fargo Bank, National Association in its capacity as issuer of Letters of Credit hereunder or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“L/C Risk Participation” means, with respect to any Revolving Lender and any Letter of Credit as of any date of determination, the sum of (a) such Lender’s Revolving Proportionate Share of the Effective Amount of the L/C Obligation attributable to such Letter of Credit outstanding at such time plus (b) the aggregate amount of all Defaulting Lenders’ Revolving Proportionate Shares of the Effective Amount of the L/C Obligation attributable to such Letter of Credit outstanding at such time that have been reallocated to such Lender pursuant to Section 2.20(d).

“Lead Arranger” has the meaning set forth in the preamble hereto. Except as expressly set forth in Section 8.4, Section 9.2 and Section 9.3, the capacity of the Lead Arranger is titular in nature, and the Lead Arranger shall have no special rights or obligations over those of a Lender by reason thereof.

“Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.4, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance; provided that Lenders shall also include the L/C Issuer and the Swing Line Lender (unless the context requires otherwise).

“Letter of Credit” means any of the standby letters of credit issued by the L/C Issuer under this Agreement, either as originally issued or as the same may be supplemented, modified, amended, extended, restated or supplanted.

“Letter of Credit Application” means an application and agreement (including any master letter of credit agreement) for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is thirty (30) days prior to the Maturity Date (or, if such day is not a Business Day, the next succeeding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the Total Revolving Loan Commitment. The Letter of Credit Sublimit is part of, and not in addition to, the aggregate amount of the Total Revolving Loan Commitment.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease Obligation or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” means a loan made by the Lenders to the Borrowers pursuant to this Agreement.

“Loan Documents” means and includes this Agreement, the Notes, each Letter of Credit Application, each Borrowing Request, each Notice of Swing Line Borrowing, each Interest Election Request, each notice of continuation or conversion, the Fee Letters and all other documents, instruments and agreements delivered by any Borrower to the Administrative Agent or any Lender in connection with this Agreement or any other Loan Document on or after the date of this Agreement, including any amendments, consents or waivers, as the same may be amended, restated, supplemented or modified from time to time.

“Management Fee-generating Assets Under Management” equals, as of the last day of each fiscal quarter, (a) the aggregate assets under management of the Borrowers and their Affiliates (for the avoidance of doubt, excluding 17Capital Group) in respect of which any Borrower or any such Affiliate earns management, advisory, administration or other investment-related fees on the first day of the following fiscal quarter, (b) the pro rata share, based on the ownership of DoubleLine by the Borrowers or their Affiliates, of the assets under management of DoubleLine in respect of which DoubleLine earns management, advisory, administration or other investment-related fees and (c) the pro rata share, based on the ownership of the applicable members of 17Capital Group by the Borrowers or their Affiliates, of the assets under management of 17Capital Group in respect of which any member of 17Capital Group earns management, advisory, administration or other investment-related fees on the first day of the following fiscal quarter.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations or financial condition of the Borrowers and all of their respective Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any other material Loan Document, or (c) the rights or remedies of the Administrative Agent or the Lenders hereunder.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrowers and their respective Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of each Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” of the Borrowers means, at any time, any Subsidiary of any Borrower having or accounting for (a) assets with a value of not less than 10% of the total value of the aggregate assets of all the Borrowers and their respective Subsidiaries, taken as a whole, or (b) Combined EBITDA of not less than 10% of the Combined EBITDA of all of the Borrowers and their respective Subsidiaries, taken as a whole, as at the last day of any period for four consecutive fiscal quarters of such Borrower.

“Maturity Date” means, with respect to a Lender, December 15, 2027, as such date may be extended with respect to such Lender pursuant to Section 2.6.

“Maximum Rate” has the meaning set forth in Section 9.17.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Lender” has the meaning given to that term in Section 2.1(c)(ii).

“Non-CLO Subsidiary” means, at any time, any Subsidiary that is not a CLO Subsidiary.

“Nonrenewal Notice Date” has the meaning set forth in Section 2.17(b)(iii).

“Note” means a Revolving Loan Note, Term Loan Note or a Swing Line Note.

“Notice” has the meaning given to that term in Section 9.1(b).

“Notice of Swing Line Borrowing” means a notice of Swing Line Borrowing pursuant to Section 2.18(b), which if in writing, shall be substantially in the form of Exhibit D.

“Oaktree Operating Group” means a collective reference to Oaktree Capital I, L.P., Oaktree Capital II, L.P., Oaktree Capital Management (Cayman), L.P., Oaktree Capital Management, L.P., Oaktree Investment Holdings, L.P. and Oaktree AIF Investments, L.P.

“OCG” means Oaktree Capital Group, LLC, a Delaware limited liability company.

“OCGH” means Oaktree Capital Group Holdings, L.P., a Delaware limited partnership.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organizational Document” means, as to any Person, the certificate of incorporation or registration, by-laws, limited liability company agreement, exempted limited partnership agreement or other similar organization or governing documents of such Person.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, except with respect to any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16(b)) or sale of a participation.

“Participant” has the meaning set forth in Section 9.4(c).

“Participant Register” has the meaning set forth in Section 9.4(c).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA PATRIOT Act).

“Payment Recipient” has the meaning assigned to it in Section 8.10(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.4;

(b) landlords’, bankers’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.4;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary; and

(f) any interest or title of a lessor under any equipment lease entered into by any Borrower or any Subsidiary in the ordinary course of its business and covering only the equipment so leased; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Note Financing” means senior notes issued and/or guaranteed by any Borrower including (a) $250,000,000 aggregate principal of senior notes issued under the Note and Guaranty Agreement, dated as of July 11, 2014, by and between Oaktree Capital Management, L.P., Oaktree Capital I, L.P., Oaktree Capital II, L.P., Oaktree AIF Investments, L.P., and each of the Purchasers listed in Schedule A thereto, as amended, (b) $100,000,000 aggregate principal of senior notes issued under the Note and Guaranty Agreement, dated as of July 12, 2016, by and between Oaktree Capital Management, L.P., Oaktree Capital I, L.P., Oaktree Capital II, L.P., Oaktree AIF Investments, L.P., and each of the Purchasers listed in Schedule A thereto, as amended, (c) $250,000,000 aggregate principal of senior notes issued under the Note and Guaranty Agreement, dated as of November 16, 2017, by and between Oaktree Capital Management, L.P., Oaktree Capital I, L.P., Oaktree Capital II, L.P., Oaktree AIF Investments, L.P., and each of the Purchasers listed in Schedule A thereto, as amended, (d) $250,000,000 aggregate principal of senior notes issued under the Note and Guaranty Agreement, dated as of May 20, 2020, by and between Oaktree Capital Management, L.P., Oaktree Capital I, L.P., Oaktree Capital II, L.P., Oaktree AIF Investments, L.P., and each of the Purchasers listed in Schedule A thereto, as amended, (e) $200,000,000 aggregate principal of senior notes issued under the Note and Guaranty Agreement, dated as of November 4, 2021, by and between Oaktree Capital Management, L.P., Oaktree Capital I, L.P., Oaktree Capital II, L.P., Oaktree AIF Investments, L.P., and each of the Purchasers listed in Schedule A thereto, as amended, (f) €200,000,000 aggregate principal of senior notes issued under the Note and Guaranty Agreement, dated as of March 30, 2022, by and between Oaktree Capital I, L.P., Oaktree Capital Management, L.P., Oaktree Capital II, L.P., Oaktree AIF Investments, L.P., and each of the Purchasers listed in Schedule A thereto, as amended, and (g) senior notes to be issued and/or guaranteed after the Effective Date by any Borrower.

“Person” means any natural person, corporation, limited liability company, exempted company, exempted limited partnership, trust, joint venture, association, company, partnership, Governmental Authority or other entity of whatever nature.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning given to that term in Section 9.1(b).

“Prime Rate” means the per annum rate of interest most recently announced by Wells Fargo Bank, National Association at its principal office in San Francisco, California as its Prime Rate, with the understanding that Wells Fargo Bank, National Association’s Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo Bank, National Association may designate. Any change in the Alternate Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each such change in the Prime Rate is announced by Wells Fargo, National Association.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Quarterly Payment Date” means the Business Day that is five Business Days after the last Business Day of each March, June, September and December.

“Register” has the meaning set forth in Section 9.4(b).

“Related Party” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, partners, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the FRB and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB and/or the Federal Reserve Bank of New York or any successor thereto.

“Requested Maturity Date” has the meaning set forth in Section 2.6(a)(i).

“Required Lenders” means, at any time, Lenders that are not Defaulting Lenders holding more than 50% of the sum of (i) the Revolving Credit Exposures, (ii) the unused Revolving Loan Commitments plus (iii) the aggregate outstanding principal amount of the Term Loans, excluding from such sum the aggregate amount held by Defaulting Lenders, in each case determined at such time; provided that Required Lenders shall comprise no less than two such Lenders that are not Affiliates of one another, unless (x) all Lenders that are not Defaulting Lenders are Affiliates of one another or (y) there is only one Lender that is not a Defaulting Lender, at such time.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to each Borrower or its Subsidiaries, the chief executive officer, president, chief financial officer, managing director, vice president, principal accounting officer, treasurer, controller, assistant treasurer, assistant secretary, secretary or any other duly authorized officer or authorized signatory of such Borrower or Subsidiary (or, where applicable, of such Borrower’s or Subsidiary’s general partner). Any document delivered hereunder that is signed by a Responsible Officer of a Borrower or Subsidiary and any request or other communication conveyed telephonically or otherwise by a Responsible Officer of a Borrower or Subsidiary (or any individual reasonably believed by the Administrative Agent to be such Responsible Officer) shall be presumed to have been authorized by all necessary corporate, company, partnership and/or other action on the part of such Borrower or Subsidiary and such Responsible Officer (or such individual reasonably believed by the Administrative Agent to be such Responsible Officer) shall be presumed to have acted on behalf of such Borrower or Subsidiary.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) on account of any shares of any class of Capital Stock of any Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of any Borrower or any Subsidiary or of any option, warrant or other right to acquire any such shares of Capital Stock of any Borrower or any Subsidiary.

“Retention Financing Arrangements” means financing arrangements entered into by a Borrower or a Subsidiary (including, without limitation, among any of the Borrowers and the Subsidiaries), whether by way of borrowed monies or title transfer collateral arrangements, in connection with an investment in notes or the provision of a loan, in each case, for the purposes of satisfying any risk retention requirements applicable thereto.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the outstanding principal amount of such Lender’s Revolving Loans and participations in Swing Line Loans and L/C Obligations at such time.

“Revolving Lender” means at any time, any Lender that has a Revolving Loan Commitment at such time or, if the Revolving Loan Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.1(b).

“Revolving Loan Commitment” means with respect to each Revolving Lender, the commitment of such Lender to (a) make Revolving Loans and (b) purchase a participation in (i) L/C Obligations and (ii) Swing Line Loans, as such commitment may be (A) reduced from time to time pursuant to Section 2.6 and (B) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. As of the Seventh Amendment Effective Date, the amount of each Revolving Lender’s Revolving Loan Commitment is set forth on Schedule 2.1, and/or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Loan Commitment, as applicable.

“Revolving Loan Note” has the meaning set forth in Section 2.19(a).

“Revolving Proportionate Share” means:

(a) With respect to any Lender so long as the Revolving Loan Commitments are in effect, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender’s Revolving Loan Commitment at such time to (ii) the Total Revolving Loan Commitment at such time; and

(b) With respect to any Lender at any other time, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the sum of (A) the aggregate Effective Amount of such Lender’s Revolving Loans, (B) such Lender’s pro rata share of the Effective Amount of all L/C Obligations, and (C) such Lender’s pro rata share of the aggregate Effective Amount of all Swing Line Loans to (ii) the sum of (A) the aggregate Effective Amount of all Revolving Loans and Swing Line Loans and (B) the Effective Amount of all L/C Obligations.

The Revolving Proportionate Share as of the Seventh Amendment Effective Date of each Lender is set forth under the caption “Revolving Proportionate Share” opposite such Lender’s name on Schedule 2.1.

“S&P” means Standard & Poor’s Financial Services, LLC, a part of McGraw-Hill Financial.

“Sanctioned Country” means at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) a Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Loans will be used, or (c) from which repayment of the Loans will be derived.

“Seventh Amendment Effective Date” means December 15, 2022.

“Sixth Amendment Effective Date” means September 14, 2021.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means a Borrowing the Loans with respect to which are SOFR Loans.

“SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of Alternate Base Rate.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrowers other than any investment fund or CLO or any subsidiary thereof. For purposes of clarification, the term “Subsidiary” hereunder shall not include an entity held by a Borrower (or any of its subsidiaries) that holds investments that a Borrower or a subsidiary or an Affiliate thereof manages or intends to manage as part of an investment fund or CLO, including any entity formed for the purpose of holding investments in connection with seeding a new investment portfolio or strategy. Notwithstanding the foregoing, from and after the Joinder Effective Date, neither AIFM nor any member of 17Capital Group shall be considered to be a “Subsidiary”.

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.18.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan.

“Swing Line Lender” means Wells Fargo Bank, National Association in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” means the meaning specified in Section 2.18(a).

“Swing Line Note” has the meaning set forth in Section 2.19(c).

“Swing Line Risk Participation” means, with respect to any Lender and any Swing Line Loan as of any date of determination, the sum of (a) such Lender’s Revolving Proportionate Share of the Effective Amount of such Swing Line Loan outstanding at such time plus (b) the aggregate amount of all Defaulting Lenders’ Revolving Proportionate Shares of the Effective Amount of such Swing Line Loan outstanding at such time that have been reallocated to such Lender pursuant to Section 2.20(d).

“Swing Line Settlement Date” means the fifteenth day of each month and the last Business Day of each month.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the Total Revolving Loan Commitment. The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings or similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” means a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan” means a Loan made pursuant to Section 2.1(a).

“Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder, expressed as an amount representing the maximum principal amount of the Term Loans to be made by such Lender hereunder. As of the Fifth Amendment Effective Date, each Lender’s Term Loan Commitment is zero dollars and no Term Loans are outstanding hereunder.

“Term Loan Note” has the meaning given to that term in Section 2.19(b).

“Term SOFR” means:

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m., New York City time, on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b) for any calculation with respect to a ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m., New York City time, on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Terminating Lender” has the meaning set forth in Section 2.6(a)(i).

“Total Lender Risk Participation” means, with respect to any Revolving Lender as of any date of determination, the sum of (a) such Lender’s L/C Risk Participations in all Letters of Credit outstanding at such time plus (b) such Lender’s Swing Line Risk Participations in all Swing Line Loans outstanding at such time.

“Total Revolving Loan Commitment” means, at any time, Six Hundred Fifty Million Dollars ($650,000,000) or, if such amount is reduced pursuant to Section 2.6 or Article VII, the amount to which so reduced and in effect at such time or, if such amount is increased pursuant to Section 2.1(c), the amount to which it is increased and in effect at such time.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans, the incurrence of obligations in respect of L/C Obligations and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Pension Liability” means the excess of a pension plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that pension plan’s assets, determined in accordance with the assumptions used for funding the pension plan pursuant to Section 412 of the IRC for the applicable plan year.

“Unreimbursed Amount” has the meaning set forth in Section 2.17(c)(i).

“Unused Commitment” means, at any time, the remainder of (a) the Total Revolving Loan Commitment at such time minus (b) the sum of the Effective Amount of all Revolving Loans and the Effective Amount of all L/C Obligations outstanding at such time. For the avoidance of doubt, Swing Line Loans shall not be counted as Revolving Loans for purposes of determining the amount of Unused Commitment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided that, for purposes of notice requirements in Sections 2.3, 2.5(b) and 2.8(a), in each case, such day is also a Business Day.

“U.S. Lender” means a Lender other than a Foreign Lender.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References to any Cayman Islands exempted limited partnership taking any action, having or exercising any power or authority or owning, holding or dealing with any asset are to such exempted limited partnership acting through its general partner (or, if applicable, such general partner’s ultimate general partner).

Section 1.3 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrowers notify the Administrative Agent that any provision hereof requires amendment to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that any provision hereof requires amendment for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice is withdrawn or such provision is amended in accordance herewith. Notwithstanding the foregoing, (a) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness and other liabilities of the Borrowers shall be deemed to be carried at 100% of the outstanding principal amount thereof, and, to the extent applicable, the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (b) all leases of the Borrowers and their respective subsidiaries that would have been treated as operating leases for purposes of generally accepted accounting principles in the United States of America prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases had been treated prior to the issuance of the ASU for purposes of all financial definitions and calculations hereunder notwithstanding the fact that such leases are required in accordance with the ASU to be treated as Capital Lease Obligations in the financial statements to be delivered pursuant to Section 5.1. If generally accepted accounting principles in the United States of America, as in effect from time to time, are generally supplanted by the adoption of International Financial Reporting Standards, or if such standards exist as an alternative to generally accepted accounting principles in the United States and the Borrowers select such standards, and such adoption or such selection would alter the application of any provision of this Agreement, then such adoption or selection shall be treated as a “change occurring after the date hereof in GAAP” for purposes of the foregoing sentence.

Section 1.4 Time. All references in this Agreement and each of the other Loan Documents to a time of day shall mean Los Angeles, California time, unless otherwise indicated.

Section 1.5 Joint and Several Obligations. Each of the Borrowers agrees that its obligations and liabilities under this Agreement and all other Loan Documents are joint and several obligations. Each Borrower acknowledges and agrees that it receives a benefit from the availability of credit under this Agreement to itself and to each other Borrower.

Section 1.6 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “SOFR Loan”) or by Class and Type (e.g., a “SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Loan Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Revolving Loan Borrowing”).

Section 1.7 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof or with respect to any alternative, successor or replacement rate thereof (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.11(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.8 Division. For all purposes hereunder, in connection with any division or plan of division or establishment of any series under Delaware law (or any comparable event under a different jurisdiction’s laws), (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) for purposes of the foregoing clause (a), each division and series of any Person shall be treated as a separate Person hereunder.

ARTICLE II

THE CREDITS

Section 2.1 Commitments.

(a) Term Loans. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a term loan in dollars to the Borrowers on the Fourth Amendment Effective Date in an amount equal to its Term Loan Commitment as in effect on the Fourth Amendment Effective Date. The Borrowers may not reborrow the principal amount of a Term Loan after repayment or prepayment thereof. Notwithstanding to the contrary contained herein, the parties hereto acknowledge and agree that (x) the Term Loans were advanced to the Borrowers on the Fourth Amendment Effective Date and were repaid in full on the Fifth Amendment Effective Date and (y) as of the Fifth Amendment Effective Date, there are no Term Loan Commitments or Term Loans outstanding hereunder and no Lender has any obligation hereunder to fund additional Term Loans.

(b) Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans in dollars to the Borrowers from time to time during the Availability Period; provided, however, that (i) the sum of (A) the Effective Amount of all Revolving Loans made by such Lender outstanding as of any date of determination and (B) such Lender’s Total Lender Risk Participation at such time shall not exceed such Lender’s Revolving Loan Commitment at such time and (ii) the sum of (A) the Effective Amount of all Revolving Loans made by all the Lenders outstanding as of any date of determination and (B) the Effective Amount of all L/C Obligations and Swing Line Loans outstanding at such time shall not exceed the Total Revolving Loan Commitment at such time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans until the Maturity Date.

(c) Optional Increase.

(i) On the terms and subject to the conditions set forth below, Borrowers may, at any time before the Maturity Date, increase the Total Revolving Loan Commitment; provided that:

(A) after giving effect to the requested increase, the aggregate amount of the increases in the Total Revolving Loan Commitment following the Sixth Amendment Effective Date shall not exceed $250,000,000;

(B) there shall be no more than five increases in the Total Revolving Loan Commitment pursuant to this Section 2.1(c);

(C) prior to the date of any proposed increase, the Total Revolving Loan Commitment shall not have been decreased pursuant to Section 2.6(c);

(D) each such increase in the Total Revolving Loan Commitment shall be equal to $25,000,000 or an integral multiple of $5,000,000 in excess thereof;

(E) no Default shall have occurred and be continuing or shall occur as a result of such increase;

(F) at the time of and immediately after giving effect to such increase, the representations and warranties of the Borrowers set forth in this Agreement are true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on and as of the Increase Effective Date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of such specified earlier date); and

(G) the Borrowers shall have executed and delivered such documents and instruments and taken such other actions as may be reasonably requested by the Administrative Agent in connection with such increases in the Total Revolving Loan Commitment (including new or amended Notes, any related fee letters, documents evidencing the increased Revolving Loan Commitment held by any applicable Lender, any joinder agreements related to a New Lender, resolutions regarding the increase in the Total Revolving Loan Commitment and related actions taken by the Borrowers, certified as true and correct by a Responsible Officer and legal opinions, all in form and substance reasonably satisfactory to the Administrative Agent).

Any request under this Section 2.1(c) shall be submitted by the Borrowers to the Administrative Agent (which shall promptly forward copies to the Lenders), specify the proposed effective date and amount of such increase and be accompanied by a certificate of a Responsible Officer stating that no Default exists or will occur as a result of such increase. If any fees are to be paid or offered in connection with such increase, the Administrative Agent (with the consent of Borrowers) may also specify any fees offered to those Lenders (the “Increasing Lenders”) which agree to increase the amount of their respective Revolving Loan Commitment, which fees may be variable based upon the amount by which any such Lender is willing to increase the amount of its Revolving Loan Commitment; no Lender that is not an Increasing Lender shall be entitled to receive any such fees. No Lender shall have any obligation, express or implied, to offer to increase the amount of its Revolving Loan Commitment. Only the consent of each Increasing Lender shall be required for an increase in the amount of the Total Revolving Loan Commitment pursuant to this Section 2.1(c)(i). No Lender which elects not to increase the amount of its Revolving Loan Commitment as requested by the Borrowers pursuant to this Section 2.1(c) will be required to assign its existing Revolving Loan Commitment as a result thereof without such Lender’s written consent.

(ii) Each Increasing Lender shall, as soon as practicable after the Borrowers have submitted their request under Section 2.1(c)(i), specify the amount of the proposed increase in its Revolving Loan Commitment which it is willing to offer. To the extent the increased Revolving Loan Commitment of the Increasing Lenders is insufficient or there are no Increasing Lenders, the Borrowers may designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with this Section 2.1(c)(ii) (each such new Lender being a “New Lender”), which New Lender may assume all or a portion of the increase in the amount of the Total Revolving Loan Commitment. The Borrowers and the Administrative Agent shall have discretion jointly to adjust the allocation of the increased aggregate principal amount of the Total Revolving Loan Commitment among Increasing Lenders and New Lenders.

(iii) Each New Lender designated by the Borrowers and reasonably acceptable to the Administrative Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the amount of the Total Revolving Loan Commitment upon its execution of an instrument of joinder (which may contain such modifications to this Agreement and terms and conditions relating thereto as may be necessary to ensure that such Revolving Loan Commitments are treated as Revolving Loan Commitments for all purposes under the Loan Documents), in each case prepared by the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent. Each New Lender shall provide the documentation required by Section 2.14(e).

(iv) Subject to the foregoing, any increase in the Total Revolving Loan Commitment requested by the Borrowers shall be effective as of the date proposed by the Borrowers (the “Increase Effective Date”) and shall be in the principal amount equal to (A) the amount which the Increasing Lenders are willing to assume as increases to the amount of their Revolving Loan Commitments plus (B) the amount offered by the New Lenders with respect to the Total Revolving Loan Commitment, in either case as adjusted by the Borrowers and the Administrative Agent pursuant to the last sentence of Section 2.1(c)(ii).

(v) On or prior to the Increase Effective Date, with respect to any increase in the Total Revolving Loan Commitment, the Administrative Agent shall notify each Lender of the amount required to be paid by or to such Lender so that the Revolving Loans held by the Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) shall be held by each Lender pro rata in accordance with the Revolving Loan Commitments of the Lenders as adjusted pursuant to the last sentence of Section 2.1(c)(ii). Each Lender that is required to reduce the amount of Revolving Loans held by it (each such Lender, a “Decreasing Lender”) shall irrevocably assign, without recourse or warranty of any kind whatsoever, to each Increasing Lender and New Lender participating in the applicable increase in the Total Revolving Loan Commitment, and each applicable Increasing Lender and New Lender shall irrevocably acquire from the Decreasing Lenders, a portion of the principal amount of the Revolving Loans of each Decreasing Lender (collectively, the “Acquired Portion”) outstanding on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) in an amount such that the principal amount of the Revolving Loans held by each applicable Increasing Lender, New Lender and Decreasing Lender as of the Increase Effective Date shall be held in accordance with each such Lender’s Revolving Proportionate Share (if any) as of such date. Such assignment and acquisition shall be effective on the Increase Effective Date automatically and without any action required on the part of any party other than the payment by the applicable Increasing Lenders and New Lenders to the Administrative Agent for the account of the Decreasing Lenders of an aggregate amount equal to the Acquired Portion (without payment of the fee required by Section 9.4(d)), which amount shall be allocated and paid by the Administrative Agent in dollars by wire transfer of immediately available funds at or before 12:00 p.m. on the Increase Effective Date to the Decreasing Lenders pro rata based upon the respective reductions in the principal amount of the Revolving Loans held by such Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date). Each of the Administrative Agent and the Lenders shall adjust its records accordingly to reflect the payment of the Acquired Portion. The payments to be made in respect of the Acquired Portion shall be made by the applicable Increasing Lenders and New Lenders to the Administrative Agent in dollars in immediately available funds at or before 11:00 a.m. on the Increase Effective Date, such payments to be made by the applicable Increasing Lenders and New Lenders pro rata based upon the respective increases in the amount of the Revolving Loan Commitments held by such Lenders on the Increase Effective Date.

(vi) To the extent any of the Revolving Loans acquired by the applicable Increasing Lenders and New Lenders from the Decreasing Lenders pursuant to Section 2.1(c)(v) above are SOFR Loans and the Increase Effective Date is not the last day of an Interest Period for such SOFR Loans, the Decreasing Lenders shall be entitled to compensation from the Borrowers as provided in Section 2.13 (as if Borrowers had prepaid such Revolving Loans in an amount equal to the Acquired Portion on the Increase Effective Date).

Section 2.2 Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Loan Commitments. Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the Term Lenders ratably in accordance with their respective Term Loan Commitments with respect to such Term Loan. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required (except as a result of a reallocation of a Defaulting Lender’s Revolving Proportionate Share of the Effective Amount of L/C Obligations and Swing Line Loans pursuant to Section 2.20(d)).

(b) Subject to Section 2.11(b), each Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the Borrowers may request in accordance herewith. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any SOFR Borrowing, such Loan shall be in an aggregate amount that is an integral multiple of, and not less than, $1,000,000. At the time that each ABR Borrowing is made, such Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Revolving Loan Borrowing may be in an aggregate amount that is equal to the entire Unused Commitment. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten SOFR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, (i) the Borrowers shall not be entitled to request, or to elect to convert or continue, any Revolving Loan Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date and (ii) the Borrowers shall not be entitled to elect to convert or continue any Term Loan Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.3 Requests for Borrowings. To request a Revolving Loan Borrowing or Term Loan Borrowing, the Borrowers shall notify the Administrative Agent of such request by telephone (a) in the case of a SOFR Borrowing, not later than 11:00 a.m. three U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m. on the date of the proposed Borrowing; provided that for any SOFR Borrowings to be made on the Effective Date, the Borrowers shall have provided prior to or concurrently with their telephonic Borrowing Request an indemnification letter for the benefit of the Administrative Agent and the Lenders for any costs incurred as set forth in Section 2.13 hereof, in form and substance satisfactory to the Administrative Agent. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or e-mail to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit I and signed by the Borrowers. Each such telephonic Borrowing Request and written Borrowing Request shall specify the following information in compliance with Section 2.2:

(i) the aggregate amount of such Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;

(iv) whether such Borrowing is a Revolving Loan Borrowing or Term Loan Borrowing; and

(v) in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of any Revolving Loan Borrowing is specified, then the requested Borrowing shall be a SOFR Borrowing with a one-month Interest Period, provided that (A) no Default or Event of Default shall have occurred and be continuing and (B) such Interest Period shall not extend beyond the Maturity Date, otherwise such Revolving Loan Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.4 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 p.m. to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to the Designated Deposit Account.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrowers, the interest rate applicable to the requested Loan; provided that if both shall pay, the Administrative Agent will remit Borrowers’ payment back to the Borrowers, without interest. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.5 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrowers shall notify the Administrative Agent of such election by telephone not later than 11:00 a.m. three U.S. Government Securities Business Days before the effective date of the proposed election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, e-mail or telecopy to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit J and signed by the Borrowers.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) through (vi) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing;

(iv) if the resulting Borrowing is an ABR Borrowing, the aggregate amount (which shall be an integral multiple of $100,000 and not less than $500,000);

(v) if the resulting Borrowing is a SOFR Borrowing, the aggregate amount (which shall be an integral multiple of, and not less than, $1,000,000); and

(vi) if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrowers fail to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a SOFR Borrowing with an Interest Period of one month, subject to the following sentence. Notwithstanding any contrary provision hereof, (i) if an Event of Default has occurred and is continuing and the Administrative Agent so notifies the Borrowers, then, so long as an Event of Default is continuing (A) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (B) unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (ii) no Revolving Loan Borrowing or Term Loan Borrowing may be made as, be converted into or be continued as a SOFR Borrowing with an Interest Period ending after the Maturity Date.

Section 2.6 Termination and Reduction of Commitments.

(a) Scheduled Termination of Commitments; Extension Option.

(i) Unless previously terminated, (x) the Revolving Loan Commitments shall terminate on the Maturity Date and (y) the Term Loan Commitments existing on the Fourth Amendment Effective Date shall terminate on the Fourth Amendment Effective Date immediately after the funding of the Term Loans to be made on the Fourth Amendment Effective Date. The Borrowers may request that the then applicable Maturity Date (in each case, the “Existing Maturity Date”) be extended by one year, or, if the Maturity Date has not previously been extended after the Seventh Amendment Effective Date, by two years (in each case, the “Requested Maturity Date”), in each case by notice (a “Maturity Date Extension Request”) to the Administrative Agent and each of the Lenders not less than 30 days prior to the Existing Maturity Date; provided that, (x) in no event shall the Requested Maturity Date be a date that is later than the five year anniversary of the date specified in the Maturity Date Extension Request as the effective date of the extension of the Existing Maturity Date (the “Extension Effective Date”) and (y) the Maturity Date may not be extended pursuant to this Section 2.6 more than two times (or one time in the case of a two-year extension). Each Maturity Date Extension Request shall specify the changes, if any, to the Applicable Margin to be applied in determining the interest payable on Loans of, and fees payable hereunder to, Continuing Lenders in respect of their Commitments (and Loans) extended to the Requested Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date), and specify any other amendments or modifications to this Agreement to be effected in connection with such extension request, provided that no such changes or modifications requiring approvals pursuant to Section 9.2(b) other than that of the Required Lenders shall become effective unless such other approvals have been obtained. Each Lender, acting in its sole discretion, shall, not later than the date which is 20 days after the receipt by the Lenders of any Maturity Date Extension Request, notify the Borrowers and the Administrative Agent in writing of its election to extend or not to extend the Maturity Date with respect to its Revolving Loan Commitment, Revolving Loans and Term Loans, as applicable. Any Lender that does not timely notify the Borrowers and the Administrative Agent of its election to extend the Maturity Date shall be deemed to have elected not to extend the Maturity Date with respect to its Revolving Loan Commitment, Revolving Loans and Term Loans (any Lender that timely notifies the Borrowers and the Administrative Agent of an election not to extend its Revolving Loan Commitment, Revolving Loans and Term Loans and any Lender so deemed to have elected not to extend its Revolving Loan Commitment, Revolving Loans and Term Loans being referred to as a “Terminating Lender”). The election of any Lender to agree to a requested extension shall not obligate any other Lender so to agree. For the avoidance of doubt, each Lender shall only have the option to either elect to or decline to extend its Maturity Date for all of its Revolving Loan Commitment, Term Loans and Revolving Loans.

(ii) If and only if Lenders holding at least 50% of the aggregate amount of Revolving Loan Commitments and Term Loans on the date of the notice delivered by the Borrowers pursuant to subparagraph (i) above (including Revolving Loan Commitments and Term Loans of all Terminating Lenders on such date) shall have agreed during the period referred to in such subparagraph (i) to extend the Existing Maturity Date, then (A) on the Extension Effective Date, (x) the Maturity Date of the Lenders other than Terminating Lenders (each, a “Continuing Lender” and collectively, the “Continuing Lenders”) shall, subject to the other provisions of this Agreement, be extended to the Requested Maturity Date, and as to such Lenders the term “Maturity Date”, as used herein, shall on and after such date mean such Requested Maturity Date; provided that if such date is not a Business Day, then such Requested Maturity Date shall be the next preceding Business Day, (y) the terms and conditions of the Commitments and Loans of the Continuing Lenders (including interest and fees (including Letter of Credit fees) payable in respect thereof), shall be modified as set forth in the Maturity Date Extension Request and (z) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals other than those of the Required Lenders having been obtained) become effective; (B) the Revolving Loan Commitments, Revolving Loans and Term Loans of the Terminating Lenders shall continue until the Existing Maturity Date, and shall then terminate (and the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to the aggregate Revolving Loan Commitments of the Terminating Lenders on such date), and as to the Terminating Lenders, the term “Maturity Date”, as used herein, shall continue to mean the Existing Maturity Date; and (C) on the Existing Maturity Date, the amount of the participations held by each Revolving Lender in each Letter of Credit then outstanding shall be adjusted automatically such that, after giving effect to such adjustments, the Revolving Lenders shall hold participations in each such Letter of Credit in proportion to their respective Revolving Proportionate Shares.

(iii) In the event that the Maturity Date shall have been extended for the Continuing Lenders in accordance with clause (ii) above and, in connection with such extension, there are Terminating Lenders, the Borrowers may, at their own expense, require any Terminating Lender to transfer and assign in whole or in part, without recourse (in accordance with Section 9.4) all or part of its interests, rights and obligations under this Agreement to an Assignee (which Assignee may be another Lender, if another Lender accepts such assignment) that shall assume such assigned obligations and that shall agree that its Revolving Loan Commitment and Term Loan will have the Maturity Date in effect for Continuing Lenders pursuant to clause (ii) above; provided, however, that (i) the Borrowers shall have received a written consent of the Administrative Agent in the case of an Assignee that is not a Lender (which consent shall not unreasonably be withheld), (ii) the assigning Lender shall have received from the Borrowers or such Assignee full payment in immediately available funds of the principal of and interest accrued to the date of such payment on the Loans made by it hereunder to the extent that such Loans are subject to such assignment, any fees accrued on such Lender’s Revolving Loan Commitment to the date of such payment and all other amounts owed to it hereunder (including any amounts that would be payable to the assigning Lender pursuant to Section 2.13 if such assignment were, instead, a prepayment of the Loans of such Lender) and (iii) no fee shall be required pursuant to Section 9.4(d). Any such Assignee’s Maturity Date shall be the Maturity Date in effect at the time of such assignment for the Continuing Lenders. The Borrowers shall not have any right to require a Lender to assign any part of its interests, rights and obligations under this Agreement pursuant to this clause (iii) unless it has notified such Lender in writing of its intention to require the assignment thereof at least ten days prior to the proposed assignment date.

(iv) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective with respect to any Lender unless:

(A) no Default shall have occurred and be continuing on the date of such extension and after giving effect thereto; and

(B) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on and as of the extension date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

(v) Conflicting Provisions. To the extent inconsistent, this Section shall supersede any provisions in Section 2.15 or 9.2 to the contrary. The Borrowers and the Administrative Agent may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has been approved by the Required Lenders and become effective in accordance with the provisions of this Section 2.6.

(b) The Borrowers may at any time terminate, or from time to time reduce, the Revolving Loan Commitments; provided that (i) each reduction of the Revolving Loan Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrowers shall not terminate or reduce the Revolving Loan Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.8, (A) the sum of the Effective Amount of all Revolving Loans, L/C Obligations and Swing Line Loans then outstanding would exceed the Total Revolving Loan Commitment, (B) the Total Revolving Loan Commitment would not be greater than or equal to zero, or (C) the Revolving Loan Commitment of any Lender would not be greater than or equal to zero.

(c) The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Revolving Loan Commitments under paragraph (b) of this Section at least five Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Loan Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers or the date of termination extended (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Loan Commitments shall be permanent. Each reduction of the Revolving Loan Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Loan Commitments.

Section 2.7 Repayment of Loans; Evidence of Debt. (a) The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Revolving Lender, on the Maturity Date, the unpaid principal amount of each Revolving Loan of such Lender outstanding as of such date and all Unreimbursed Amounts and (ii) to the Administrative Agent, for the account of each Term Lender, on the Maturity Date, the unpaid principal amount of the Term Loans as of such date. The Borrowers hereby further agree to pay interest on the unpaid principal amount of the Loans, L/C Obligations and other interest bearing obligations from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.10, Section 2.17, Section 2.18 or otherwise set forth in the Loan Documents, or if no date is specified, on demand.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing each Loan made by such Lender and other amounts owing to such Lender under the Loan Documents, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto and the L/C Obligations, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the accounts maintained pursuant to this paragraph (c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans and L/C Obligations in accordance with the terms of this Agreement.

Section 2.8 Prepayment of Loans.

(a) Optional Prepayment. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 2.8(a)(i) and subject to Section 2.13.

(i) The Borrowers shall notify the Administrative Agent by telephone (confirmed by e-mail) of any prepayment hereunder (i) in the case of prepayment of a SOFR Borrowing, not later than 11:00 a.m., three U.S. Government Securities Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Loan Commitments as contemplated by Section 2.6, then such notice of prepayment may be revoked or extended if such notice of termination is revoked or extended in accordance with Section 2.6. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, $1,000,000, or, if less, the entire amount of such Borrowing. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10. Optional prepayments of the Term Loans shall be applied to regular installments of principal due under the Term Loans in inverse order of maturity.

(b) Mandatory Prepayment. The Borrowers shall prepay (or Cash Collateralize, as applicable) the Loans, the L/C Obligations and other obligations of the Borrowers under this Agreement and the other Loan Documents as follows:

(i) If, at any time, the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations then outstanding exceeds the Total Revolving Loan Commitment at such time, the Borrowers shall immediately (A) prepay the Swing Line Loans in whole or to the extent Swing Line Loans in a sufficient amount are then outstanding to eliminate such excess, in part, then (B) prepay the Revolving Loans in whole or to the extent Revolving Loans in a sufficient amount are then outstanding to eliminate such excess, in part, and then (C) Cash Collateralize the L/C Obligations in an aggregate principal amount equal to any remaining excess.

(ii) The Borrowers shall repay each Swing Line Loan on the earlier to occur of (A) the second Swing Line Settlement Date occurring after such Swing Line Loan is made and (B) the Maturity Date.

Section 2.9 Fees. (a) The Borrowers agree to pay to the Administrative Agent for the ratable benefit of the Lenders commitment fees (collectively, “Commitment Fees”), for the period from and including the Effective Date to the Maturity Date, computed at the Applicable Margin times the average daily amount of the Unused Commitment during the period from and including the date hereof to but excluding the Maturity Date. Accrued Commitment Fees as of the last Business Day of each calendar quarter shall be payable in arrears on the immediately succeeding Quarterly Payment Date and on the date on which the Revolving Loan Commitments terminate, commencing on the first such date to occur after the date hereof. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrowers agree to pay to the Lead Arranger and the Administrative Agent the fees payable in the amounts and at the times set forth in the Fee Letters.

(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of Commitment Fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.10 Interest. (a) The Loans comprising each ABR Borrowing (including each Swing Line Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b) The Loans comprising each SOFR Borrowing shall bear interest at a rate per annum equal to the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Notwithstanding the foregoing, (i) if any principal of or interest on any Loan or L/C Obligations is not paid when due, or any fee or other amount payable by the Borrowers under the Loan Documents is not paid when due and notice thereof is given to the Borrowers, in each case, whether at stated maturity, upon acceleration or otherwise and (ii) upon the occurrence and during the continuance of an Event of Default described in clause (h) or (i) of Article VII, such overdue amount (in the case of clause (i)) and all Loans and other obligations under this Agreement (in the case of clause (ii)) shall bear interest, after as well as before judgment, at a rate per annum equal to (A) in the case of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (B) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above; provided that (I) in the case of clause (i) above the additional interest accruing hereunder shall accrue beginning on the date any such payment was due regardless of when the notice contemplated under clause (i) was given to the Borrowers and (II) in the case of clause (ii) above the additional interest accruing hereunder shall accrue beginning on the first date of any such Event of Default described in clause (h) or (i) of Article VII.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Loan Commitments; provided that (i) with respect to ABR Loans, accrued interest as of the last Business Day of each calendar quarter shall be payable on the immediately succeeding Interest Payment Date, (ii) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (iii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iv) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (v) all accrued interest on the Revolving Loans and Term Loans shall be payable on the Maturity Date.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day); provided that any Loan, Unreimbursed Amount or L/C Borrowing that is paid on the same day it is made or otherwise arises shall bear interest for one day. The applicable Alternate Base Rate or Adjusted Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.11 Change of Circumstances.

(a) Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof, if for any reason:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period; or

(ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Administrative Agent prior to the commencement of such Interest Period;

then, in each case, the Administrative Agent shall give notice thereof to the Borrowers by telephone or e-mail and the Lenders by telephone, e-mail or telecopy, in each case, as promptly as practicable thereafter, the Borrower may revoke any pending Borrowing Request for a SOFR Borrowing, and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing shall be ineffective, (ii) if any Borrowing Request requests a SOFR Borrowing, and the Borrower does not revoke such Borrowing Request, such Borrowing shall be made as an ABR Borrowing. Any SOFR Loans outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such SOFR Loans into ABR Loans unless such suspension has then ended.

(b) Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective applicable lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective applicable lending offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrowers that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make SOFR Loans, and any right of a Borrower to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”. Upon receipt of an Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”), as applicable, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans, to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion prior to the last day of such Interest Period, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.

(c) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrowers may amend this Agreement to replace then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.11(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (in consultation with the Borrowers) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.11(c)(iv) below and the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their reasonable discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

Section 2.12 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

(ii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Loans made by such Lender or any participation therein;

(iii) subject the Administrative Agent or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any SOFR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

Notwithstanding the foregoing, Borrowers shall not be required to pay to any Lender any amounts pursuant to this Section 2.12 unless such Lender has also sought reimbursement for similar amounts from each of its similarly situated borrowers.

Section 2.13 Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable or extendable under Section 2.8(b) and is revoked or extended in accordance herewith), or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.16, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. The loss to any Lender attributable to any such event shall be deemed to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such Borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted Term SOFR for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for dollar deposits from other banks in the applicable market as reasonably determined by the Administrative Agent. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.14 Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or, at the option of the Administrative Agent, timely reimburse the Administrative Agent for the payment of any Other Taxes.

(c) Without duplication of Section 2.14(a), the Borrowers shall indemnify the Administrative Agent and each Lender within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, setting forth in reasonable detail the circumstances giving rise thereto and the calculations used to determine such amount, delivered to the Borrowers by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement, and at the time or times prescribed by applicable law or reasonably requested by the Borrowers, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. Each Lender shall promptly notify the Borrowers and the Administrative Agent of any change in circumstances of which it has knowledge which would modify adversely or render invalid any such claimed exemption or reduction. Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, or (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers to determine the withholding or deduction required to be made.

(f) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Borrower or the Administrative Agent such documentation as is prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Borrower or the Administrative Agent as may be necessary for a Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.14(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Each U.S. Lender shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent) duly completed originals of Internal Revenue Service Form W-9 (or any successor form) certifying that such U.S. Lender is entitled to an exemption from U.S. backup withholding tax.

(h) If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Borrowers, net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Notwithstanding anything to the contrary in this Section 2.14(h), in no event will the Administrative Agent or a Lender be required to pay any amount to the Borrowers pursuant to this paragraph Section 2.14(h) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. For the avoidance of doubt, Borrowers, upon the request of the Administrative Agent or such Lender, shall repay to the Administrative Agent or such Lender the amount paid over pursuant to this Section 2.14(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.14 shall require the Administrative Agent or any Lender to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

(i) Each Lender shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its applicable lending office or change the jurisdiction of its applicable lending office, as the case may be, so as to avoid the imposition of any Indemnified Taxes or Other Taxes or to eliminate or reduce the payment of any additional sums under this Section 2.14; provided that no such selection or change of the jurisdiction for its applicable lending office shall be made if, in the reasonable judgment of such Lender, such selection or change would be materially disadvantageous to such Lender.

Section 2.15 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or under Section 2.12, 2.13 or 2.14, or otherwise) prior to 1:00 p.m. on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at the address set forth in Section 9.1 except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or the participations in L/C Obligations or in Swing Line Loans held by it, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or participations in L/C Obligations or Swing Line Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in L/C Obligations and Swing Line Loans of other Lenders of the same Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of the same Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in L/C Obligations and Swing Line Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds provided for under Section 2.20(b) arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participation in L/C Obligations or Swing Line Loans to any Assignee or Participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent the Borrowers may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers’ rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(b) or 2.15(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.16 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If (i) any Lender requests compensation under Section 2.12, (ii) the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 (and, with respect to subclauses (i) and (ii), in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.16(a)), (iii) any Lender refuses to approve any proposed amendment, modification, supplement, extension, termination, consent or waiver with respect to any Loan Document which requires the approval of all Lenders under Section 9.2 and which has been approved by the Required Lenders, or (iv) any Lender is a Defaulting Lender or a Downgraded Lender, then in any such case the Borrowers may, at their sole expense and effort, upon notice to any such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights (other than its existing rights to payments pursuant to Section 2.12 or 2.14) and obligations under this Agreement and the related Loan Documents to an Assignee that shall assume such obligations (which Assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Assignee shall be reasonably satisfactory to the Administrative Agent if the Assignee is not another Lender, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Obligations and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13), from the Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter, (D) such assignment does not conflict with applicable Governmental Rules and (E) in the case of any such assignment resulting from such Lender’s refusal to approve any matter described in clause (iii) of this Section 2.16(b), the assignee shall be deemed to have approved such matter(s). A Lender shall not be required to make any such assignment and delegation, so long as no Assignment and Acceptance has been entered into by the applicable parties, if as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply and the Borrowers have not already arranged in writing for one or more replacement Lenders and any such potential replacement Lender has not yet agreed in writing to be a replacement Lender with no conditions other than the execution and delivery of an Assignment and Acceptance.

Section 2.17 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) On the terms and subject to the conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.17, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit in dollars for the account of a Borrower in support of the obligations of such Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations would exceed the Total Revolving Loan Commitment at such time, (y) the aggregate Effective Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Total Lender Risk Participation would exceed such Lender’s Revolving Loan Commitment, or (z) the Effective Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Each Letter of Credit shall be in a form acceptable to the L/C Issuer. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Seventh Amendment Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Seventh Amendment Effective Date and which the L/C Issuer in good faith deems material to it;

(B) subject to Section 2.17(b)(iii), in the case of any Letter of Credit, the expiry date of such requested Letter of Credit would occur later than twelve months after the date of issuance or last renewal unless the Required Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer or the terms and conditions of the applicable Letter of Credit Application;

(E) such Letter of Credit is in a face amount less than $100,000, or denominated in a currency other than dollars; or

(F) a default of any Lender’s obligations to fund under Section 2.17(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into arrangements satisfactory to the L/C Issuer with the Borrowers or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.

(iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrowers. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 1:00 p.m., at least three Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole and reasonable discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which date shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the account party thereunder, and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which date shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrowers and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Revolving Proportionate Share times the amount of such Letter of Credit; provided, however, that the amount of such Lender’s participation shall be adjusted in the manner set forth in Section 2.20(d). The Administrative Agent shall promptly notify each Lender upon the issuance of a Letter of Credit.

(iii) If the Borrowers so request in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrowers shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrowers that one or more of the applicable conditions specified in Section 4.2 is not then satisfied. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrowers and the Administrative Agent of the amount to be paid by the L/C Issuer as a result of such drawing and the date on which payment is to be made by the L/C Issuer to the beneficiary of such Letter of Credit in respect of such drawing. Not later than 1:00 p.m., on the date of any payment by the L/C Issuer under a Letter of Credit (each such date of payment, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s L/C Risk Participation with respect thereto. In such event, the Borrowers shall be deemed to have requested an ABR Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2 for the principal amount of ABR Loans, but subject to the amount of the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 4.2 (other than the delivery of a Borrowing Request). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.17(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender (including the Revolving Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.17(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s office in an amount equal to its Revolving Proportionate Share of the Unreimbursed Amount not later than 12:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.17(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made an ABR Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Loan because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate applicable to Revolving Loans upon the occurrence and during the continuance of an Event of Default. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.17(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.17.

(iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.17(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s L/C Risk Participation with respect thereto shall be solely for the account of the L/C Issuer. For the avoidance of doubt, interest shall accrue beginning on the Honor Date for any such unreimbursed draw under a Letter of Credit.

(v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for, or participate in, amounts drawn under Letters of Credit, as contemplated by this Section 2.17(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.17(c) by the time specified in Section 2.17(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.17(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise), including proceeds of cash collateral applied thereto by the Administrative Agent or any payment of interest thereon, the Administrative Agent will distribute to such Revolving Lender a portion of such payment allocable to such Revolving Lender’s L/C Risk Participation with respect to such Letter of Credit in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.17(c)(i) is required to be returned, each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer a portion of such payment allocable to such Revolving Lender’s L/C Risk Participation with respect to such Letter of Credit on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of any Letter of Credit or any other amendment or waiver of, or any consent to departure from, all or any of the Loan Documents;

(iii) the existence of any claim, counterclaim, set-off, defense or other right that a Borrower or any other Person may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iv) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(v) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers.

The Borrowers’ unconditional obligation to reimburse the L/C Issuer as set forth above is not in limitation of any rights or claims the Borrowers may have against the L/C Issuer or any other Person for payment under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or failure to pay upon presentation of a draft or certificate that strictly complies with the terms of such Letter of Credit.

(f) Role of L/C Issuer. Each of the Borrowers and the Revolving Lenders agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Administrative Agent nor the L/C Issuer nor any of their respective Affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Administrative Agent nor the L/C Issuer nor any of their respective Affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.17(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers arising from the L/C Issuer’s gross negligence or willful misconduct or the L/C Issuer’s failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral.

(i) Upon the request of the Administrative Agent, if, as of the Maturity Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the Borrowers shall immediately Cash Collateralize the outstanding L/C Obligations in an amount equal to 100% of the then Effective Amount of the L/C Obligations.

(ii) Subject to Section 2.20(e), if at any time during which one or more Letters of Credit are outstanding, any Lender is at such time a Defaulting Lender, then no later than five (5) Business Days of written demand thereof from the L/C Issuer the Borrowers shall provide the Administrative Agent with cash collateral or similar security satisfactory to the L/C Issuer (in its sole discretion) in respect of such Defaulting Lender’s obligation to fund under Section 2.17(c) in an amount not less than the aggregate amount of such obligations (after giving effect to Section 2.20(d)). If at any time the Administrative Agent determines that any funds held as cash collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate L/C Obligations in respect of such Defaulting Lender, the Borrowers will, promptly upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as cash collateral, an amount equal to the excess of (x) such aggregate L/C Obligations over (y) the total amount of funds, if any, then held as cash collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letters of Credit for which funds are on deposit as cash collateral, such funds shall be applied, to the extent permitted under applicable Governmental Rules, to reimburse the L/C Issuer.

(iii) The Borrowers hereby grant the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances described in the definition of “Cash Collateralize” and all other cash collateral described in this Section 2.17(g) as security for the L/C Obligations. Cash collateral shall be maintained in segregated, blocked, interest bearing deposit accounts with the Administrative Agent or other institutions satisfactory to it. Such accounts must be the subject of control agreements pursuant to which the Administrative Agent has “control” as such term is used in the Uniform Commercial Code, sufficient to perfect on a first priority basis a security interest in such cash collateral. The Lien held by the Administrative Agent in such cash collateral to secure the L/C Obligations shall be released upon the satisfaction of each of the following conditions: (a) no Letters of Credit shall be outstanding, (b) all L/C Obligations shall have been repaid in full and (c) no Default shall have occurred and be continuing.

(h) Applicability of ISP 98. Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

(i) Letter of Credit Fees. The Borrowers shall pay, to the Administrative Agent for the account of each Revolving Lender in accordance with its L/C Risk Participation in each Letter of Credit, a Letter of Credit fee for each such Letter of Credit for the period from the date of issuance of such Letter of Credit until the expiry thereof, at a per annum rate equal to the Applicable Margin for SOFR Loans multiplied by the actual daily maximum amount available to be drawn under such Letter of Credit, provided that if the Borrowers have Cash Collateralized any portion of a Defaulting Lender’s obligations to fund under any Letter of Credit pursuant to Section 2.17(g), the Borrowers shall not be required to pay any fees to such Defaulting Lender during the period such Defaulting Lender’s obligations are Cash Collateralized. Such fee for each Letter of Credit shall be due and payable quarterly in arrears on the immediately succeeding Quarterly Payment Date, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Maturity Date. Each such fee, when due, shall be fully earned and when paid, shall be non-refundable. All letter of credit fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee in an amount with respect to each Letter of Credit equal to 0.125% per annum multiplied by the face amount of such Letter of Credit, due and payable quarterly in arrears on the immediately succeeding Quarterly Payment Date, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Maturity Date; provided that in the case of an increase in the amount of a Letter of Credit after the issuance thereof, such fronting fee shall be payable only on the increased amount thereof. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary, issuance, presentation, amendment, negotiation and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

Section 2.18 Swing Line.

(a) The Swing Line. On the terms and subject to the conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) in dollars to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Effective Amount of Revolving Loans of the Swing Line Lender in its capacity as a Revolving Lender of Revolving Loans, may exceed the amount of such Revolving Lender’s Revolving Loan Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the Total Revolving Loan Commitment at such time, and (ii) the aggregate Effective Amount of the Revolving Loans of any Revolving Lender (other than the Swing Line Lender) at such time, plus such Lender’s Total Lender Risk Participation at such time shall not exceed such Revolving Lender’s Revolving Loan Commitment, and provided, further, that the Swing Line Lender shall not make any Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.18, prepay under Section 2.8, and reborrow under this Section 2.18. Each Swing Line Loan shall be an ABR Loan. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Revolving Proportionate Share times the amount of such Swing Line Loan; provided, however, that the amount of such Lender’s risk participation shall be adjusted in the manner set forth in Section 2.20(d). Furthermore, subject to Section 2.20(e), before making any Swing Line Loans (if at such time any Lender is a Defaulting Lender), the Swing Line Lender may condition the provision of such Swing Line Loans on its receipt of cash collateral or similar security satisfactory to the Swing Line Lender (in its sole discretion) from the Borrowers in respect of such Defaulting Lender’s risk participation in such Swing Line Loans as set forth below (as adjusted pursuant to Section 2.20(d)). The Borrowers hereby grant to the Administrative Agent, for the benefit of the Swing Line Lender, a security interest in all such cash collateral and all proceeds of the foregoing. Cash collateral shall be maintained in segregated, blocked, interest bearing deposit accounts with the Administrative Agent or other institutions satisfactory to it. Such accounts must be the subject of control agreements pursuant to which the Administrative Agent has “control” as such term is used in the Uniform Commercial Code, sufficient to perfect on a first priority basis a security interest in such cash collateral. If at any time the Administrative Agent determines that any funds held as cash collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate risk participation of such Defaulting Lender in the relevant Swing Line Loan, the Borrowers will, promptly upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as cash collateral, an amount equal to the excess of (x) such aggregate risk participation over (y) the total amount of funds, if any, then held as cash collateral that the Administrative Agent determines to be free and clear of any such right and claim. At such times there are Swing Line Loans outstanding for which funds are on deposit as cash collateral, such funds shall be applied as and when determined by the Swing Line Lender, to the extent permitted under applicable Governmental Rules, to reimburse and otherwise pay the applicable obligations owing to the Swing Line Lender.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrowers’ irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m., on the requested borrowing date, and shall specify (i) the amount to be borrowed, which amount shall be a minimum amount of $100,000 or an integral multiple of $25,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by the delivery to the Swing Line Lender and the Administrative Agent of a written Notice of Swing Line Borrowing, appropriately completed and signed by a Responsible Officer of the Borrowers, which notice may be delivered by telecopy or e-mail. Promptly after receipt by the Swing Line Lender of any telephonic Notice of Swing Line Borrowing, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Notice of Swing Line Borrowing and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 4:00 p.m., on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.18(a), or (B) that one or more of the applicable conditions specified in Section 4.2 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:30 p.m., on the borrowing date specified in such Notice of Swing Line Borrowing, make the amount of its Swing Line Loan available to the Borrowers at its office by crediting the account of the Borrowers on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably requests the Swing Line Lender to act on its behalf for such purpose), under this subsection (c), that each Revolving Lender make an ABR Loan in an amount equal to the amount of such Revolving Lender’s Swing Line Risk Participation with respect to the Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Article II, without regard to the minimum and multiples specified therein for the principal amount of ABR Loans, but subject to the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 4.2. The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Borrowing Request promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Swing Line Risk Participation in the amount specified in such Borrowing Request available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s office not later than 12:00 p.m., on the day specified in such Borrowing Request for Revolving Loans, whereupon, subject to Section 2.18(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made an ABR Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Revolving Loan cannot be requested in accordance with Section 2.18(c)(i) or any Swing Line Loan cannot be refinanced by such a Revolving Loan, the Borrowing Request for Revolving Loans submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund the amount of its Swing Line Risk Participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.18(c)(i) shall be deemed payment in respect of such Swing Line Risk Participation.

(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.18(c) by the time specified in Section 2.18(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund Swing Line Risk Participations in Swing Line Loans pursuant to this Section 2.18(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such purchase of participations shall not relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a Swing Line Risk Participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender an amount equal to such Revolving Lender’s Swing Line Risk Participation with respect thereto (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s Swing Line Risk Participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Revolving Lender shall pay to the Swing Line Lender the amount of such Revolving Lender’s Swing Line Risk Participation with respect thereto on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (i) the Alternate Base Rate plus the Applicable Margin for ABR Loans minus (ii) the then applicable Commitment Fees percentage determined pursuant to the pricing grid set forth in the definition of “Applicable Margin.” The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Lender funds its Swing Line Risk Participation pursuant to this Section 2.18 to refinance such Revolving Lender’s Swing Line Risk Participation with respect to any Swing Line Loan, interest in respect of such Swing Line Risk Participation shall be solely for the account of the Swing Line Lender. The Borrowers shall pay accrued interest on the unpaid principal amount of each Swing Line Loan on each Quarterly Payment Date and on the Maturity Date.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Section 2.19 Notes.

(a) Revolving Loan Notes. Upon the request of a Revolving Lender, such Revolving Lender’s Revolving Loans shall be evidenced by a promissory note substantially in the form of Exhibit E (individually, a “Revolving Loan Note”) which note shall be (i) payable to such Lender, (ii) in the amount of such Lender’s Revolving Loan Commitment, (iii) dated the Effective Date (or such other date acceptable to such Revolving Lender) and (iv) otherwise appropriately completed. The Borrowers authorize each Lender to record on the schedule annexed to such Lender’s Revolving Loan Note the date and amount of each Revolving Loan made by such Lender and of each payment or prepayment of principal thereon made by the Borrowers, and agree that all such notations shall be prima facie evidence of the Loans, payments or prepayments noted thereon; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrowers’ Loans and other obligations under the Loan Documents. The Borrowers further authorize each Lender to attach to and make a part of such Lender’s Revolving Loan Note continuations of the schedule attached thereto as necessary. If, because any Lender designates separate applicable lending offices for ABR Loans and SOFR Loans, such Lender requests that separate promissory notes be executed to evidence separately such Revolving Loans, then each such note shall be substantially in the form of Exhibit E, mutatis mutandis to reflect such division, and shall be (A) payable to such Lender, (B) in the amount of such Lender’s Revolving Loan Commitment, (C) dated the Effective Date (or such other date acceptable to such Lender) and (D) otherwise appropriately completed. Such notes shall, collectively, constitute a Revolving Loan Note.

(b) Term Loan Notes. Upon the request of a Term Lender, such Term Lender’s Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit F (individually, a “Term Loan Note”) which note shall be (i) payable to the order of such Term Lender, (ii) in the aggregate amount of such Term Lender’s Term Loan(s), (iii) dated the Effective Date (or such other date acceptable to such Term Lender) and (iv) otherwise appropriately completed. If, because any Term Lender designates separate applicable lending offices for ABR Loans and SOFR Loans, such Term Lender requests that separate promissory notes be executed to evidence separately such Term Loans, then each such note shall be substantially in the form of Exhibit F, mutatis mutandis to reflect such division, and shall be (w) payable to the order of such Term Lender, (x) in the amount of such Term Lender’s Term Loan, (y) dated the Effective Date (or such other date acceptable to such Term Lender) and (z) otherwise appropriately completed. Such notes shall, collectively, constitute a Term Loan Note.

(c) Swing Line Notes. Upon the request of the Swing Line Lender the Swing Line Loans shall be evidenced by a promissory note substantially in the form of Exhibit G (individually, a “Swing Line Note”) which note shall be (i) payable to the Swing Line Lender, (ii) in the amount of the Swing Line Lender’s Swing Line Loans, (iii) dated the Effective Date (or such other date acceptable to the Swing Line Lender) and (iv) otherwise appropriately completed.

Section 2.20 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and in the last sentence of Section 9.2(b).

(b) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, upon acceleration or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.8, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of such Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrowers may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement as determined by the Administrative Agent; fifth, as the Borrowers may request and if so agreed by the Administrative Agent, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.20(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Certain Fees. The Defaulting Lender (i) shall not be entitled to receive any Commitment Fee under Section 2.9(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fees that otherwise would have been required to have been paid to that Defaulting Lender) and (ii) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.17(i).

(d) Reallocation of Participations. All or any part of such Defaulting Lender’s Revolving Proportionate Share of the Effective Amount of L/C Obligations and Swing Line Loans shall automatically (effective on the day such Lender becomes a Defaulting Lender) be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Proportionate Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (i) the conditions set forth in Section 4.2 are satisfied at such time (and, unless the Borrowers shall have otherwise notified the Administrative Agent at the time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (ii) such reallocation does not cause the sum of (A) the Effective Amount of all Revolving Loans made by such Revolving Lender outstanding at such time and (B) such Revolving Lender’s Total Lender Risk Participation at such time to exceed such Revolving Lender’s Revolving Loan Commitment at such time.

(e) Cash Collateral by Borrowers. If the reallocation described in clause (d) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, no later than five (5) Business Days following notice by the Administrative Agent, Cash Collateralize such Defaulting Lender’s Revolving Proportionate Share of the Effective Amount of L/C Obligations and Swing Line Loans (after giving effect to any partial reallocation pursuant to clause (d) above) in accordance with the procedures set forth in Sections 2.17(g) and 2.18(a), as applicable, for so long as such L/C Obligations or Swing Line Loans are outstanding.

(f) Defaulting Lender Cure. If the Borrowers, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Proportionate Shares (without giving effect to Section 2.20(d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.21 Designation of Additional Borrower. Pursuant to the Borrower Joinder Agreement, dated as of the Seventh Amendment Effective Date, by and between the Cayman Borrower and the Administrative Agent, the Cayman Borrower will be a Borrower for purposes of this Agreement on and as of the first date (the “Joinder Effective Date”) on which the Cayman Borrower is joined as a guarantor under all of the Note and Guaranty Agreements described in the definition of “Permitted Note Financing” for all of the senior notes outstanding on the Seventh Amendment Effective Date. The Borrowers shall deliver written notice of the occurrence of the Joinder Effective Date to the Administrative Agent as promptly as practicable thereafter.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Lenders that:

Section 3.1 Organization; Powers. Each of the Borrowers and their respective Subsidiaries is duly organized, registered, validly existing and in good standing under the laws of the jurisdiction of its organization or registration, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.2 Authorization; Enforceability. The Transactions are within each Borrower’s organizational powers and have been duly authorized by all necessary organizational action and, if required, action by its partners. Each of this Agreement and any other documents executed and delivered in connection with the Transactions has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.3 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation other than violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (c) will not violate the charter, by-laws, articles, limited liability company agreement, limited partnership agreement, exempted limited partnership agreement or other organizational documents of any Borrower or any Subsidiary or any order of any Governmental Authority, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or any Subsidiary or the assets of any Borrower or any Subsidiary other than violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (e) will not give rise to a right under any indenture, agreement or other instrument binding upon any Borrower or any Subsidiary or upon the assets of any Borrower or any Subsidiary to require any material payment to be made by any Borrower or any Subsidiary, and (f) will not result in the creation or imposition of any Lien on any asset of any Borrower or any Subsidiary.

Section 3.4 Financial Condition; No Material Adverse Change. (a) The Borrowers (other than the Cayman Borrower) have heretofore furnished to the Lenders combined consolidated statements of financial condition and statements of income, unitholders’ capital and cash flows (or their predecessor’s consolidated statements) as of and for the fiscal years ended December 31, 2019, 2020 and 2021, reported on by Ernst & Young LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrowers (other than the Cayman Borrower) and their respective consolidated subsidiaries (or their predecessor and its consolidated subsidiaries) as of such dates and for such periods on a combined basis in accordance with GAAP, subject to year-end audit adjustments.

(b) From December 31, 2021 to the Seventh Amendment Effective Date, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.5 Properties. (a) Each of the Borrowers and their respective Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business and none of such property is subject to any Lien except as permitted by Section 6.2.

(b) Each of the Borrowers and their respective Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by each of the Borrowers and their respective Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.6 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting any Borrower or any of their respective Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that arises from this Agreement or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Borrowers or any of their respective Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the Seventh Amendment Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.7 Compliance with Laws and Agreements. Each of the Borrowers and their respective Subsidiaries is in compliance with all Requirements of Law and Contractual Obligations binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.8 Investment and Holding Company Status. (a) None of the Borrowers or any of their respective Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, each as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. Except for net capital and other requirements imposed on registered broker-dealers, none of the Borrowers or any of their respective Subsidiaries is subject to any regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

(b) Each of the Borrowers and their respective Subsidiaries that is engaged in investment advisory or investment management activities is, and at all times will be, duly registered as an investment adviser if and to the extent required under the Investment Advisers Act of 1940, as amended; and each Subsidiary of a Borrower which is engaged in broker-dealer business is, and at all times will be, duly registered as a broker-dealer if and to the extent required under the Securities Exchange Act of 1934, as amended, and, as and to the extent required, is, and at all times will be, a member in good standing of the National Association of Securities Dealers, Inc.

Section 3.9 Taxes. Each of the Borrowers and their respective Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it when due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which each of the Borrowers or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to so file and/or pay could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

Section 3.11 Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of such preparation. As of the Seventh Amendment Effective Date, all of the information included in the Beneficial Ownership Certification most recently provided to any Lender on or prior to such date in connection with this Agreement is true and correct in all material respects.

Section 3.12 No Default. None of the Borrowers or any of their respective Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

Section 3.13 Subsidiaries. As of the Seventh Amendment Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than equity options or restricted equity granted to employees or directors, directors’ qualifying shares and commitments to issue partnership interests in any Subsidiary of the Cayman Borrower to individuals who provide or will provide services to such Subsidiary) of any nature relating to the acquisition of any Capital Stock of any Borrower or any Subsidiary.

Section 3.14 Federal Regulations. No part of the proceeds of any Loans or Letters of Credit will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect in any manner that violates the provisions of the regulations of the Board or for any other purpose that violates the provisions of the regulations of the Board. The Borrowers are not engaged in the business of extending credit to others for the purpose of “buying” or “carrying” “margin stock”. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. Not more than 25% of the consolidated assets of the Borrowers and their respective Subsidiaries (excluding treasury shares) and not more than 25% of the unconsolidated assets of each Borrower consists of “margin stock” under Regulation U as now and from time to time hereafter in effect.

Section 3.15 Reserved.

Section 3.16 Sanctions; Anti-Corruption.

(a) None of the Borrowers, any of their respective Subsidiaries, or, to the knowledge of the applicable Borrower, any officer, director, affiliate, employee or agent of such Borrower or any of its Subsidiaries, (i) is a Person that is, or is owned 50 percent or more, individually or in the aggregate, directly or indirectly, or controlled by any Persons that are a Sanctioned Person or the subject of any Sanctions or (ii) is a Person that has, or is owned 50 percent or more, individually or in the aggregate, directly or indirectly, or controlled by Persons that have assets located in a Sanctioned Country. As of the Seventh Amendment Effective Date, none of the Borrowers, any of their respective Subsidiaries, or, to the knowledge of the applicable Borrower, any officer, director, affiliate, employee or agent of such Borrower or any of its Subsidiaries, is under administrative, civil or criminal investigation for an alleged violation of, or received notice from any governmental entity regarding a possible violation of, Anti-Corruption Laws, anti-money laundering laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or anti-money laundering laws.

(b) The Borrowers, their respective Subsidiaries and, to the knowledge of the applicable Borrower, the directors, officers, employees and the agents of such Borrower and its Subsidiaries, are in compliance with all applicable Sanctions and with the FCPA and any other applicable Anti-Corruption Law, in all material respects. The Borrowers and their respective Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable Sanctions, the FCPA and any other applicable Anti-Corruption Laws.

Section 3.17 Obligations to Rank Pari Passu. The Indebtedness created under the Loan Documents constitutes unsecured obligations of the Borrowers ranking pari passu with all other present and future unsecured Indebtedness of the Borrowers that is not by its terms subordinate or junior in rank to any other Indebtedness of the Borrowers.

Section 3.18 EEA Financial Institutions. None of the Borrowers is an EEA Financial Institution.

ARTICLE IV

CONDITIONS

Section 4.1 Effective Date. The obligations of the Lenders to make Loans and the obligation of the L/C Issuer to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2):

(a) Principal Loan Documents. The Administrative Agent (and if applicable, the L/C Issuer or the Swing Line Lender) shall have received:

(i) this Agreement, duly executed by the Borrowers and each Lender;

(ii) a Revolving Loan Note in favor of each Revolving Lender requesting such a Note;

(iii) a Term Loan Note in favor of each Term Lender requesting such a Note; and

(iv) a Swing Line Note in favor of the Swing Line Lender.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Munger, Tolles & Olson LLP, special counsel for the Borrowers, substantially in the form of Exhibit B, and covering such other matters relating to the Borrowers, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Borrower, the authorization of the Transactions and any other legal matters relating to the Borrowers, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent.

(d) The Administrative Agent shall have received a certificate from each Borrower, dated the Effective Date and signed by a Responsible Officer of such Borrower, (i) confirming compliance with the conditions set forth in paragraphs (b) and (c) of Section 4.2 and (ii) setting forth the Debt Ratings as of the Effective Date.

(e) The Administrative Agent, the Lenders and the Lead Arranger shall have received (i) to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder and (ii) all fees payable to the Lead Arranger pursuant to the Fee Letter.

(f) All governmental and third party approvals reasonably necessary in connection with the continuing operations of the Borrowers and their respective Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any Governmental Authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

(g) The Lenders shall have received (i) audited consolidated financial statements of the Borrowers (or their predecessor) for the 2011, 2012 and 2013 fiscal years and (ii) unaudited interim consolidated financial statements of the Borrowers for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of any Borrower as reflected in the financial statements furnished to the Lenders.

(h) The Administrative Agent shall have received evidence reasonably satisfactory to it that all amounts outstanding, if any, under the Existing Credit Agreement have been repaid in full as of the Effective Date and such agreement and the commitments thereunder have been terminated.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 4.2 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing or any L/C Credit Extension (including its initial Loan) is subject to the satisfaction of the following conditions:

(a) The Borrowers shall have delivered to the Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender, a Borrowing Request, a Notice of Swing Line Borrowing, Letter of Credit Application or Interest Election Request, as the case may be, for such extension of credit in accordance with this Agreement;

(b) The representations and warranties of the Borrowers set forth in this Agreement (other than Sections 3.4(b), 3.6(a)(i) and 3.6(c)) shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such Borrowing or L/C Credit Extension (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date); and

(c) At the time of and immediately after giving effect to such Borrowing or L/C Credit Extension, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and L/C Credit Extension shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan, L/C Obligation and all fees payable hereunder shall have been paid in full, the Borrowers covenant and agree with the Lenders that:

Section 5.1 Financial Statements and Other Information. The Borrowers will furnish to the Administrative Agent and each Lender:

(a) Annual Financial Statements—GAAP. within 90 days after the end of each fiscal year of the Borrowers, (A) an audited combined consolidated statement of financial condition and related statements of operations, unitholders’ capital and cash flows of the Borrowers and their respective consolidated subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (or for the Borrowers’ predecessor’s previous fiscal year), all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing to the effect that such combined consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrowers and their respective consolidated subsidiaries on a combined basis in accordance with GAAP consistently applied, (B) copies of such accountants’ unqualified opinion and (C) to the extent delivered, management letters from such accountants in connection with all such combined consolidated financial statements; provided, that regardless of whether the Joinder Effective Date has occurred, the Cayman Borrower and its consolidated subsidiaries shall not be required to be included in the financial statements for the year ending December 31, 2022;

(b) Quarterly Financial Statements—GAAP. within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrowers, a combined consolidated statement of financial condition and related statements of operations, unitholders’ capital and cash flows of the Borrowers and their respective consolidated subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of financial condition, as of the end of) the previous fiscal year (or for the Borrowers’ predecessor’s previous fiscal year), all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrowers and their respective consolidated subsidiaries on a combined basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

(c) Compliance Certificate. concurrently with any delivery of financial statements under clause (a) or (b) above, a compliance certificate of a Financial Officer of each of the Borrowers substantially in the form of Exhibit H (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.8, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) certifying as to the then current Debt Ratings;

(d) Governmental Filings. within three days after the same are filed, notice by electronic mail of the filing by OCG with the SEC of any periodic reports or current reports made pursuant to the Securities Exchange Act of 1934;

(e) Reserved;

(f) Reserved;

(g) Additional Information. promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; provided that the Borrowers shall only be required to furnish such information (i) to the extent that such information can be furnished without violating any Governmental Rule or binding confidentiality agreement to which any Borrower or any Subsidiary is a party; and (ii) to the extent such materials are not expressly excluded from the provisions of Section 5.1(a) through Section 5.1(f).

The Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (the “Borrower Materials”) by posting the Borrower Materials on one or more Platforms and (b) certain of the Lenders may be “public-side” Lenders (i.e. Lenders that do not wish to receive non-public information with respect to the Oaktree Operating Group, their subsidiaries or their securities) (each, a “Public Lender”). The Borrowers hereby agree that (w) all Borrower Material that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC” the Borrowers shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Oaktree Operating Group, their subsidiaries or their securities for purposes of United States Federal and state security laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

In lieu of furnishing the Administrative Agent with the filings referred to in Section 5.1(d) above, OCG may make available the filings that it submits to the SEC at www.sec.gov or at such other website as notified to the Administrative Agent and the Lenders, which shall be deemed to have satisfied the requirements of furnishing such filings required by Section 5.1(d).

Section 5.2 Notices of Material Events. The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default or Event of Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c) any involuntary suspension or termination of the registration of any Borrower or any Subsidiary as an investment adviser under the Investment Advisers Act of 1940, as amended;

(d) any announcement by S&P, Fitch Ratings, Moody’s or other nationally recognized rating agency of any change in a Debt Rating; and

(e) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the applicable Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.3 Existence; Conduct of Business. Each Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, the rights, licenses, permits, privileges and franchises reasonably necessary to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.3.

Section 5.4 Payment of Obligations. Each Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, which, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto if required in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

Section 5.5 Maintenance of Properties; Insurance. Each Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 5.6 Books and Records; Inspection Rights. Each Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account with respect to its business and activities. Each Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent (or if an Event of Default has occurred and is occurring, any Lender) at reasonable times and upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, provided that such Borrower is afforded the opportunity to participate in such discussions, its independent accountants, all at such reasonable times and as often as reasonably requested, subject to Section 9.16 hereof; provided, however, in no event shall such visitations, inspections or examinations occur more frequently than once per calendar year so long as no Event of Default has occurred and is occurring.

Section 5.7 Compliance with Laws and Contractual Obligations. Each Borrower will, and will cause each of its Subsidiaries to, comply with (a) its Organizational Documents, (b) all Requirements of Law applicable to it or its property (including, without limitation, Environmental Laws) and maintain all Governmental Authorizations applicable to it or its property, and (c) all of its Contractual Obligations, except where in each case, the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.8 Use of Proceeds. The proceeds of the Loans and Letters of Credit will be used only to (a) provide for the working capital and general corporate purposes of the Borrowers and their respective Subsidiaries, including to provide the funding necessary for the Borrowers to make capital contributions to investment companies, funds or accounts which are managed by a member of the Oaktree Operating Group or their respective Subsidiaries or for which such Oaktree Operating Group member or such Subsidiary acts as a general partner or investment manager, and, to the extent permitted under this Agreement, to make equity distributions or fund repurchases by OCG or OCGH of their respective Capital Stock, to make investments, loans or advances and to fund Restricted Payments and (b) pay fees and expenses incurred in connection with the Transactions.

Section 5.9 Sanctions; Anti-Corruption Laws; Beneficial Ownership Regulation. The Borrowers will (a) maintain in effect policies and procedures designed to promote compliance by the Borrowers, their respective Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable Anti-Corruption Laws, (b) promptly following the request of the Administrative Agent or any Lender that previously received a Beneficial Ownership Certification from any Borrower, notify the Administrative Agent or such Lender, as the case may be, of any change in the information provided in such Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (except with respect to any Borrower that falls within an express exclusion from the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (c) promptly following the request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation reasonably requested by it for purposes of complying with the Beneficial Ownership Regulation, any applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable anti-money laundering laws or Anti-Corruption Laws.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan, L/C Obligation and all fees payable hereunder have been paid in full, the Borrowers covenant and agree with the Lenders that:

Section 6.1 Indebtedness. The Borrowers will not (x) create, incur, assume or permit to exist any Indebtedness or (y) permit any Subsidiary (other than any CLO Subsidiary) to create, incur, assume or permit to exist any Indebtedness, except, in each case:

(a) Indebtedness created hereunder;

(b) Indebtedness existing on the Sixth Amendment Effective Date and set forth in Schedule 6.1 and any extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount, or shorten the maturity, thereof;

(c) Indebtedness of a Borrower to any Subsidiary or other Borrower, and of any Subsidiary to any Borrower or any Subsidiary of a Borrower;

(d) Indebtedness of a Borrower or Subsidiary to Oaktree Capital Management (Cayman), L.P., Oaktree Investment Holdings, L.P. or any of their respective subsidiaries in an aggregate amount not to exceed $150,000,000 at any time outstanding;

(e) Guarantees of (i) Indebtedness permitted hereunder and (ii) other obligations (including lease obligations of Subsidiaries and Oaktree Capital Management (Cayman) L.P., Oaktree Investment Holdings, L.P. and their respective subsidiaries) not prohibited by this Agreement;

(f) Indebtedness of any Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) when added to the aggregate principal amount of Attributable Debt outstanding, shall not exceed $50,000,000 at any one time outstanding;

(g) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

(h) Indebtedness of any Borrower or any Subsidiary as an account party in respect of letters of credit in a maximum amount of $70,000,000 at any one time outstanding;

(i) Unsecured Indebtedness of a Borrower to its partners to finance the Borrowers’ equity contributions in investment companies or funds for which it or any Subsidiary acts as a general partner or an investment advisor in an aggregate amount not to exceed $10,000,000 at any one time outstanding;

(j) (i) Any Permitted Note Financing, provided that at the time of any new issuance or Guarantee of any such senior notes, no Default or Event of Default shall have occurred or would result therefrom; and (ii) Unsecured Indebtedness of a Borrower or any of its Subsidiaries to BAM or any affiliate thereof, provided that at the time of incurrence of such Indebtedness, no Default or Event of Default shall have occurred or would result therefrom;

(k) Indebtedness incurred for the purchase or lease of a corporate jet, in an amount not to exceed $65,000,000 at any one time outstanding;

(l) Guarantees by the Borrowers of loans extended to employees or principals of the Borrowers and other Persons for taxes payable upon the vesting of equity interests in connection with equity-based compensation arrangements;

(m) Indebtedness of the Borrowers or any of their Subsidiaries in the nature of any contingent obligations of any Borrower or any such Subsidiary as the general partner, manager, managing member or similar controlling entity of any investment funds managed by any member of the Oaktree Operating Group or any of their respective subsidiaries, either now existing or newly created in respect of any Indebtedness of those funds;

(n) Obligations pursuant to Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

(o) Indebtedness of the Borrowers or any of their Subsidiaries under Back-to-Back Lending Facilities in an aggregate principal amount not to exceed $150,000,000 at any one time outstanding;

(p) Indebtedness under any Retention Financing Arrangements; and

(q) Other unsecured Indebtedness of the Borrowers and their respective Subsidiaries so long as (x) at the time of any new issuance or Guarantee of such Indebtedness after the Effective Date, no Default or Event of Default shall have occurred or would result therefrom and (y) the pro forma Combined Leverage Ratio (measured using (A) Combined Total Debt as of the day of incurrence of such Indebtedness after giving effect thereto (except that Cash and Cash Equivalents shall be determined as of the last day of the period referred to in clause (B)) and (B) Combined EBITDA for the four fiscal quarter period most recently ended (as of such day of incurrence) for which financial statements have been provided by the Borrowers pursuant to Section 5.1(a) or (b), provided, that, from and after the Joinder Effective Date, the Combined EBITDA in this clause (B) shall include the Cayman Borrower regardless of whether the Cayman Borrower was included in the financial statements provided by the Borrowers pursuant to Sections 5.1(a) or (b)) would not be greater than the ratio of 4.00 to 1.00; provided that, for the avoidance of doubt, the Cayman Borrower and its consolidated subsidiaries will be included in the financial statements provided by the Borrowers pursuant to Section 5.1(b) commencing with the fiscal quarter during which the Joinder Effective Date occurs.

For purposes of compliance with this Section, (1) in the event any Indebtedness meets the criteria set forth in more than one of clauses (a) through (p) of this Section, the Borrowers in their sole collective discretion may (x) classify or reclassify such Indebtedness in any manner that complies with this Section and (y) divide and classify such Indebtedness among more than one of the clauses of this Section and, in each case, such Indebtedness shall be treated as having been permitted pursuant to such clause, and (2) except with respect to clause (q), Indebtedness in any currency other than U.S. dollars shall be valued in U.S. dollars as of the date such Indebtedness is incurred (giving effect to any prepayment or repayment thereof).

Section 6.2 Liens. The Borrowers will not, and will not permit any Subsidiary (other than any CLO Subsidiary) to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of any Borrower or any Subsidiary existing on the Fifth Amendment Effective Date and set forth in Schedule 6.2; provided that (i) such Lien shall not apply to any other property or asset of any Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Fifth Amendment Effective Date;

(c) any Lien existing on any property or asset prior to the acquisition thereof (including by merger or consolidation) by any Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrowers or their respective Subsidiaries and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(d) Liens on property, plant and equipment acquired, constructed or improved by the Borrowers or their respective Subsidiaries; provided that (i) such security interests secure Indebtedness permitted by clause (f) of Section 6.1, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such property, plant and equipment and (iv) such security interests shall not apply to any other property or assets of the Borrowers or their respective Subsidiaries;

(e) Liens on the corporate jet described in Section 6.1(k) and the proceeds thereof securing the Indebtedness permitted by Section 6.1(k);

(f) in the case of any Borrower or any Subsidiary that serves as the direct or indirect general partner, manager, managing member or similar controlling entity of an investment fund, any Lien on such Borrower or such Subsidiary’s interests and rights as such controlling entity of such fund or any special purpose vehicle owned by such fund; provided that except with respect to Fund Credit Arrangements, such Lien shall not extend to such Borrower’s or Subsidiary’s, as the case may be, right to receive distributions or any incentive allocation from such fund;

(g) Liens on property acquired or leased by a Borrower or a Subsidiary of a Borrower securing the related Capital Lease Obligations permitted hereunder;

(h) attachment, judgment and other similar Liens that do not constitute an Event of Default pursuant to subsection (k) of Article VII;

(i) Liens securing obligations under Hedging Agreements permitted pursuant to Section 6.1(n);

(j) Liens on cash and cash equivalents securing Indebtedness permitted pursuant to Section 6.1(h);

(k) Liens securing obligations under any Retention Financing Arrangements; and

(l) Liens arising out of the refinancing extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the Lien does not apply to any additional property or asset.

For purposes of compliance with this Section, (x) in the event that any Lien meets the criteria set forth in more than one of clauses (a) through (k) of this Section, Borrowers in their sole discretion may classify or reclassify such Lien in any manner that complies with this Section and such Lien shall be treated as having been permitted pursuant to only one of such clauses of this section; and (y) any Indebtedness secured by a Lien may be divided and classified among more than one of the clauses of this Section and, in each case, such Lien shall be treated as having been permitted pursuant to such clause.

Section 6.3 Fundamental Changes. (a) Each Borrower will not, and will not permit any Subsidiary (other than any CLO Subsidiary) to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the Borrowers’ assets (measured on a collective basis across all Borrowers), or all or substantially all of the Capital Stock of the Borrowers’ Subsidiaries (other than CLO Subsidiaries) (measured on a collective basis across all Borrowers) (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any Person, including a Subsidiary or Borrower, may merge into or consolidate with any of the Borrowers in a transaction in which a Borrower is the surviving entity; (ii) any Person, other than a Borrower but including a Subsidiary, may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary that is wholly owned by one or more of the Borrowers; (iii) any Borrower may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary, provided that (solely in a case of such a transaction involving a Borrower other than Oaktree AIF Investments, L.P.), such wholly owned Subsidiary (A) agrees to become a Borrower hereunder, (B) executes and delivers an assumption agreement assuming the obligations as a Borrower hereunder and such other documents reasonably requested by the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent with respect thereto (including, but not limited to, an opinion of counsel), (C) prior to such entity becoming a Borrower hereunder, provides to each Lender such documentation and other information as may be reasonably requested by such Lender in connection with applicable “know your customer” and anti-money laundering laws and regulations, including the PATRIOT Act and (D) if such Subsidiary is a Subsidiary organized in a jurisdiction other than the United States or any state or territory thereof, each Lender is permitted to lend in the jurisdiction in which such Subsidiary is organized under applicable law and regulations (it being understood and agreed that the Borrowers may replace any Lender which is not permitted to lend to such Subsidiary pursuant to Section 2.16(b)); (iv) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to any of the Borrowers or to a wholly owned Subsidiary; (v) any Borrower may sell, transfer, lease or otherwise dispose of its assets (including any Capital Stock) to any other Borrower; (vi) any Borrower may sell, transfer, lease or otherwise dispose of its assets (including any Capital Stock) to a wholly owned Subsidiary, provided that in the event such transaction results in a transfer, lease or other disposition of all or substantially all of the Borrowers’ assets (measured on a collective basis across all Borrowers) to such Subsidiary, such Subsidiary (A) agrees to become a Borrower hereunder, (B) executes and delivers an assumption agreement assuming the obligations as a Borrower hereunder and such other documents reasonably requested by the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent with respect thereto (including, but not limited to, an opinion of counsel), (C) prior to such entity becoming a Borrower hereunder, provides to each Lender such documentation and other information as may be reasonably requested by such Lender in connection with applicable “know your customer” and anti-money laundering laws and regulations, including the PATRIOT Act and (D) if such Subsidiary is a Subsidiary organized in a jurisdiction other than the United States or any state or territory thereof, each Lender is permitted to lend in the jurisdiction in which such Subsidiary is organized under applicable law and regulations (it being understood and agreed that the Borrowers may replace any Lender which is not permitted to lend to such Subsidiary pursuant to Section 2.16(b)); (vii) any Subsidiary may merge or consolidate with any other Person in a transaction in which the other Person is the surviving entity or sell, transfer, lease or otherwise dispose of its assets to any other Person which, in each case, (A) prior to such transaction did not have any operations and (B) the Borrowers own the same type and percentage of equity interests in such other Person as the Borrowers owned in such Subsidiary prior to such transaction; (viii) Oaktree AIF Investments, L.P. or any Subsidiary of a Borrower may liquidate or dissolve if Oaktree AIF Investments, L.P. or such Borrower, respectively, determines in good faith that such liquidation or dissolution is in its best interests and is not materially disadvantageous to the Lenders; and (ix) any Borrower may transfer any Capital Stock of any of its Subsidiaries to any other Borrower or any wholly owned Subsidiary of it or of another Borrower.

(b) Each Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and the Subsidiaries taken as a whole on the date of execution of this Agreement and businesses reasonably related thereto.

Section 6.4 Reserved.

Section 6.5 Reserved.

Section 6.6 Transactions with Affiliates. The Borrowers will not, and will not permit any of their respective Subsidiaries to, engage in any material transaction or material group of related transactions (including without limitation a transaction to sell, lease or otherwise transfer any property or assets, or purchase, lease or otherwise acquire any property or assets) with, any of its Affiliates, except

(a) (x) in the ordinary course of business or (y) at prices and on terms and conditions not less favorable to a Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b) transactions between or among the Borrowers and their Subsidiaries not involving any other Affiliate;

(c) any Restricted Payment;

(d) as identified on Schedule 6.6; and

(e) transfers or contributions of property, assets or Capital Stock from an Affiliate of any Borrower to any Subsidiary or Borrower, provided that (i) no Default or Event of Default then exists or would result after giving effect thereto, (ii) the representations and warranties of the Borrowers set forth in this Agreement are true and correct in all material respects on and as of the date of and after giving effect to such transfer or contribution (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date), (iii) if the transfer or contribution is of Capital Stock of any Person and results in such Person becoming a Subsidiary of any Borrower, then no Default or Event of Default pursuant to Section 6.8 would have existed if such Person were a Subsidiary of a Borrower as of the last day of the Borrowers’ most recently ended fiscal quarter and (iv) no cash or other property (other than equity interests of the recipient of such transfer or contribution to the transferor in respect thereof) is transferred from any of the Borrowers or their respective Subsidiaries to such Affiliate or any owner, directly or indirectly, of such Affiliate, in connection with such transfer or contribution.

Section 6.7 Reserved.

Section 6.8 Financial Condition Covenants.

(a) Combined Leverage Ratio. The Borrowers will not permit the Combined Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Borrowers to be greater than the ratio of 4.00 to 1.00; provided, that the Cayman Borrower will not be considered a Borrower for purposes of the calculation of the Combined Leverage Ratio for purposes of this Section 6.8(a) until the last day of the fiscal quarter of the Borrowers ending immediately after the Joinder Effective Date.

(b) Minimum Assets. The Borrowers will not permit the Management Fee-generating Assets Under Management as of the last day of each fiscal quarter to be less than $57,500,000,000.

Section 6.9 Sanctions; Anti-Corruption; Use of Proceeds.

(a) The Borrowers will not, directly or, to the knowledge of the Borrowers, indirectly, use, and will ensure that their Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Loans or use the Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable Anti-Corruption Law, or (ii) (A) to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, Lead Arranger, L/C Issuer, Lender, underwriter, advisor, investor, or otherwise).

(b) No part of the proceeds of any Loan or Letter of Credit will be used directly or, to the Borrowers’ knowledge, indirectly for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U or X.

Section 6.10 Changes in Fiscal Periods. The Borrowers will not permit the fiscal year of the Borrowers to end on a day other than December 31 or change the Borrowers’ method of determining fiscal quarters, except, in each case, with the consent (not to be unreasonably withheld) of the Required Lenders.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or L/C Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or L/C Obligation or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or the other Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c) any representation or warranty made or deemed made by or on behalf of any Borrower in or in connection with this Agreement or the other Loan Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or the other Loan Documents or any amendment or modification hereof or thereof, shall prove to have been materially incorrect when made or deemed made;

(d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2, 5.3 (with respect to such Borrower’s existence) or 5.8 or in Article VI; provided that with respect to any non-consensual Lien on any property or asset of any Borrower or any Subsidiary, no Default or Event of Default shall exist under this clause (d) unless any such Lien shall not have been terminated, removed or released within 30 days from the date such Lien was initially placed thereon;

(e) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrowers;

(f) any Borrower or any Material Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Material Subsidiary or their respective debts, or of a material part of their respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a material part of their respective assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a material part of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against any of them in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its respective debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 in excess of applicable insurance shall be rendered against any Borrower, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower or any Material Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur;

(n) the aggregate amount of the Unfunded Pension Liabilities of the Borrowers and their respective Subsidiaries shall exceed $10,000,000 at any time; or

(o) any Loan Document or any material term thereof shall cease to be, or be asserted by any Borrower not to be, a legal, valid and binding obligation of such Borrower (or any other Borrower) enforceable in accordance with its terms;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers take one or all of the following actions, at the same or different times: (i) terminate the Commitments and any obligation of the L/C Issuer to make L/C Credit Extensions and thereupon the Commitments and such obligation of the L/C Issuer shall terminate immediately, (ii) declare all or a portion of the Loans and L/C Obligations then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and L/C Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers to the extent permitted by applicable law, (iii) require that the Borrowers Cash Collateralize the L/C Obligations in an amount equal to 100% of the then Effective Amount of the L/C Obligations, and (iv) exercise all other rights and remedies under the Loan Documents and applicable law; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments and the obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate and the principal of the Loans and L/C Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers to the extent permitted by applicable law, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations in an amount equal to the then Effective Amount of the L/C Obligations shall automatically become effective, which amounts shall be immediately pledged and delivered to the Administrative Agent as security for the L/C Obligations, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers to the extent permitted by applicable law.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.1 Appointment, Powers and Immunities.

(a) Each Lender hereby appoints and authorizes Wells Fargo Bank, National Association and its successors to act as its administrative agent hereunder and under the other Loan Documents with such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Lead Arranger shall not have any duties or responsibilities or any liabilities under this Agreement or any other Loan Document and, except to the extent expressly set forth in Section 9.2(b), any amendments, consents, waivers or any other actions taken in connection with this Agreement or the other Loan Documents shall not require the consent of the Lead Arranger in such capacity. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Loan Document, be a trustee for any Lender or have any fiduciary duty to any Lender. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not be required to take any action which is contrary to this Agreement or any other Loan Document or any applicable Governmental Rule. None of the Administrative Agent or any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by any Borrower contained in this Agreement or in any other Loan Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure by any Borrower to perform its obligations hereunder or thereunder. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. None of the Administrative Agent or any of its directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except to the extent arising from its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, the Administrative Agent shall take such action with respect to the Loan Documents as shall be directed by the Required Lenders or in the absence of such direction such action as the Administrative Agent in good faith deems advisable under the circumstances.

(b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VIII with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VIII included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

Section 8.2 Reliance by the Administrative Agent. The Administrative Agent, the L/C Issuer and the Swing Line Lender shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile, e-mail or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders (or additional Lenders if required by Section 9.2), and such instructions of the Required Lenders (or additional Lenders as the case may be) and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

Section 8.3 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received a written notice from a Lender or the Borrowers, referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default”. If the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders. Notwithstanding anything to the contrary contained herein, the order and manner in which the Lenders’ rights and remedies are to be exercised (including the enforcement by any Lender of its Note) shall be determined by the Required Lenders in their sole discretion.

Section 8.4 Indemnification. Without limiting the obligations of the Borrowers hereunder, each Lender agrees to indemnify the Administrative Agent and Lead Arranger, ratably in accordance with its pro rata share of all obligations of the Borrowers and Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent or the Lead Arranger in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof (in each case, including any amount required to be paid by the Borrowers under Section 9.3(a) or Section 9.3(b)) to the extent not reimbursed by the Borrowers within 10 days after demand therefor (which demand shall be deemed made during the existence of any Event of Default under clause (h) or (i) of Article VII); provided, however, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing arise from the Administrative Agent’s gross negligence or willful misconduct. The Administrative Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Lender under this Section 8.4 shall survive the payment and performance of the obligations of the Borrowers, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).

Section 8.5 Non-Reliance. Each Lender represents that it has, independently and without reliance on the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of the Borrowers and their respective Subsidiaries and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither the Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, employees, agents or advisors shall (a) be required to keep any Lender informed as to the performance or observance by any Borrower of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any Borrower; (b) have any duty or responsibility to disclose to or otherwise provide any Lender, and shall not be liable for the failure to disclose or otherwise provide any Lender, with any credit or other information concerning any Borrower which may come into the possession of the Administrative Agent or that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder; or (c) be responsible to any Lender for (i) any recital, statement, representation or warranty made by any Borrower or any officer, employee or agent of any Borrower in this Agreement or in any of the other Loan Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Loan Document, (iii) the value or sufficiency of the collateral, if any, or the validity or perfection of any of the liens or security interests intended to be created by the Loan Documents, or (iv) any failure by any Borrower to perform its obligations under this Agreement or any other Loan Document.

Section 8.6 Resignation of the Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Borrowers and the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent, if not a Lender, shall be reasonably acceptable to the Borrowers; provided, however, that the Borrowers shall have no right to approve a successor Administrative Agent if a Default or Event of Default has occurred and is continuing. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from the duties and obligations thereafter arising hereunder; provided that the retiring Administrative Agent shall be discharged from the duties and obligations arising hereunder from and after the end of such thirty (30) day even if no successor has been appointed. If no such successor has been appointed, the Required Lenders shall act as the Administrative Agent hereunder. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. The successor Administrative Agent (or if there is no successor one of the Lenders appointed by the Required Lenders that accepts such appointment) shall also simultaneously replace the then existing Administrative Agent, and the then existing Administrative Agent shall be fully released, as “L/C Issuer,” and “Swing Line Lender” hereunder pursuant to documentation in form and substance reasonably satisfactory to the then existing Administrative Agent.

Section 8.7 Collateral Matters. Unless all the Lenders otherwise consent in writing, any and all cash collateral for the L/C Obligations shall be released to the Borrowers, to the extent not applied to the L/C Obligations, only if (a) the Commitments have been terminated and (b) all L/C Obligations have been paid in full and are no longer outstanding.

Section 8.8 Performance of Conditions. For the purpose of determining fulfillment by the Borrowers of conditions precedent specified in Article IV only, each Lender shall be deemed to have consented to, and approved or accepted, or to be satisfied with each document or other matter sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required under Article IV to be consented to, or approved by or acceptable or satisfactory to, that Lender, unless an officer of the Administrative Agent who is responsible for the transactions contemplated by the Loan Documents shall have received written notice from that Lender prior to the making of the requested Loan or the issuance of the requested Letter of Credit or the making of any other L/C Credit Extension specifying its objection thereto and either (i) such objection shall not have been withdrawn by written notice to the Administrative Agent or (ii) in the case of any condition to the making of a Loan, that Lender shall not have made available to the Administrative Agent that Lender’s Revolving Proportionate Share of such Loan, Letter of Credit or other L/C Credit Extension.

Section 8.9 The Administrative Agent in its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking or other business with any Borrower and its Affiliates as though the Administrative Agent were not the Administrative Agent, L/C Issuer or Swing Line Lender hereunder. With respect to Loans, if any, made by the Administrative Agent in its capacity as a Lender, the Administrative Agent in its capacity as a Lender shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, L/C Issuer or Swing Line Lender, and the terms “Lender” or “Lenders” shall include the Administrative Agent in its capacity as a Lender. The Administrative Agent shall not be deemed to hold a fiduciary, trust or other special relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

Section 8.10 Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender, L/C Issuer or Swing Line Lender, or any Person who has received funds on behalf of a Lender, L/C Issuer or Swing Line Lender (any such Lender, L/C Issuer, Swing Line Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates with respect to the Loan Documents were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer, Swing Line Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.10 and held in trust for the benefit of the Administrative Agent, and such Lender, L/C Issuer or Swing Line Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, L/C Issuer, Swing Line Lender or any Person who has received funds on behalf of a Lender, L/C Issuer, Swing Line Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) with respect to the Loan Documents (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, L/C Issuer, Swing Line Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, L/C Issuer or Swing Line Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.10(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.10(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender, L/C Issuer or Swing Line Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Swing Line Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, L/C Issuer or Swing Line Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments ) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 9.4 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrowers or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitment of any Lender and such Commitment shall remain available in accordance with the terms of this Agreement.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated but except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be contractually subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, L/C Issuer or Swing Line Lender, to the rights and interests of such Lender, L/C Issuer or Swing Line Lender, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrowers’ obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by any Borrower; provided that this Section 8.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of the Borrowers relative to the amount (and/or timing for payment) of the obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers for the purpose of making such Erroneous Payment or other payment or prepayment of the obligations under the Loan Documents.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 8.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Loan Document.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Notices.

(a) Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Borrowers, any Lender or the Administrative Agent under this Agreement or the other Loan Documents shall be in writing and faxed, mailed, e-mailed or delivered, if to the Borrowers at its e-mail address or address set forth below or to the Administrative Agent, the L/C Issuer or the Swing Line Lender, at its respective telecopy number, e-mail address or address set forth below or, if to any Lender, at the address, e-mail address or telecopy number specified for such Lender in Schedule 2.1 (or to such other telecopy number, e-mail address or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (i) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (ii) when mailed, first-class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when sent by telecopy transmission, upon confirmation of receipt; provided, however, that (A) any notice delivered to the Administrative Agent, the L/C Issuer or the Swing Line Lender under Article II shall not be effective until actually received by such Person, (B) any notice delivered to the Administrative Agent, the L/C Issuer or the Swing Line Lender under Article II that is sent via e-mail must be sent in the form of a signed PDF or similar document image file that is attached to an e-mail sent to the e-mail address or e-mail addresses of the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, (C) the e-mail or other web-based communication expressly permitted under Section 9.1(b) or otherwise shall no longer be permitted if the Administrative Agent has notified the Borrowers that it is incapable of receiving such notices and communications by e-mail or other web-based communication and (D) unless the Administrative Agent otherwise prescribes, notices and other web-based communication sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement (it being understood that an “auto-response” shall not constitute any such written acknowledgement)); provided that if such e-mail notice or other web-based communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

The Administrative Agent,
the L/C Issuer and
the Swing Line Lender:	Wells Fargo Bank, National Association
101 N. Independence Mall East, 7th Floor
Philadelphia, PA 19106
Attention: Michael Kusner
Tel. No. (215) 973-1837
E-mail: Michael.Kusner@wellsfargo.com

The Borrowers:	c/o Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, California 90071
Attention: Dan Levin
E-mail: dlevin@oaktreecapital.com
With copy to: Todd E. Molz
E-mail: tmolz@oaktreecapital.com

In any case where this Agreement authorizes notices, requests, demands or other communications by the Borrowers to the Administrative Agent or any Lender to be made by telephone, e-mail or telecopy, the Administrative Agent or any Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by the Administrative Agent or a Lender is such a person.

(b) The Borrowers agree that the Administrative Agent may make any material delivered by the Borrowers to the Administrative Agent, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrowers, or any other materials or matters relating to this Agreement, the other Loan Documents or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, an Affiliate of the Administrative Agent, or any Person that is not an Affiliate of the Administrative Agent), such as SyndTrak Online or a substantially similar electronic system (the “Platform”). The Borrowers acknowledge that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. The Administrative Agent and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform except for liability determined by a final, non-appealable judgment of a court of competent jurisdiction to be due to the Administrative Agent’s or any such Affiliate’s respective gross negligence or willful misconduct. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform. Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent in writing of such Lender’s e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

Section 9.2 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, the L/C Issuer or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the L/C Issuer and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or L/C Credit Extension shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the L/C Issuer or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b) Except as set forth below or as specifically provided in any Loan Document (including the definition of “CLO Subsidiary” and Section 2.11(c) herein), neither this Agreement, nor any other Loan Document, nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or L/C Obligation or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or L/C Obligation, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) (1) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby or (2) subordinate the Loans in right of payment to other Indebtedness, in each case without the written consent of each Lender, (v) amend, modify or otherwise affect the rights and duties of the Swing Line lender without the written consent of the Swing Line Lender, (vi) amend, modify or otherwise affect the rights and duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued without the written consent of the L/C Issuer, (vii) amend, modify or otherwise affect the rights of the Lead Arranger under Section 9.3 without the written consent of the Lead Arranger, (viii) increase the dollar amounts set forth in Section 2.1(c) without the written consent of each Lender, (ix) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (x) without the consent of Lenders holding at least a majority of the outstanding Revolving Loan Commitments, amend, modify or waive any provision in Section 4.2 or waive any Default or Event of Default (or amend any Loan Document to effectively waive any Default or Event of Default) if the effect of such amendment, modification or waiver is that the Revolving Lenders shall be required to fund Revolving Loans when such Lenders would otherwise not be required to do so; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

Notwithstanding the foregoing, (i) the Administrative Agent (and, if applicable, the Borrowers) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Conforming Changes or otherwise effectuate the terms of Section 2.11(c) in accordance with the terms of Section 2.11(c) and (ii) if the Administrative Agent and the Borrowers shall have jointly identified an obvious error, or any error or omission of a purely technical nature, in the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision without further action or consent of any other party if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five Business Days following receipt of notice thereof.

Notwithstanding the foregoing, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Loan Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects Defaulting Lenders more adversely than other affected Lenders shall require the consent of any then existing Defaulting Lender which has acknowledged that it is a Defaulting Lender.

Section 9.3 Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, L/C Issuer, the Lead Arranger, Swing Line Lender and their Affiliates, including the reasonable, documented fees, charges and disbursements of counsel for the Administrative Agent, L/C Issuer, the Lead Arranger and Swing Line Lender (which, except as otherwise agreed by the Borrowers, shall be limited to a single counsel), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or, upon the occurrence and during the continuation of a Default or an Event of Default, the Lenders, including the documented fees, charges and disbursements of not more than one counsel for the Administrative Agent and the Lenders selected by the Administrative Agent and, if any Lender determines in good faith on the advice of counsel that there are actual or potential conflicts of interest among one or more Lenders, any counsel for each such Lender making such determination, in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, including their rights under this Section, or in connection with the Loans or L/C Credit Extensions made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

(b) The Borrowers shall indemnify the Administrative Agent, the Lead Arranger, the L/C Issuer, the Swing Line Lender, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, costs and related expenses, including the reasonable, documented fees, charges and disbursements of (A) one counsel for the Administrative Agent, the Lead Arranger, the L/C Issuer and the Swing Line Lender selected by the Administrative Agent and, if any such Indemnitee determines in good faith (on its own or on the advice of counsel) that there are actual or potential conflicts of interest among one or more such Indemnitees, any counsel for each such Indemnitee making such determination and (B) one counsel for the other Indemnitees selected by the Administrative Agent and, if any such Indemnitee determines in good faith (on its own or on the advice of counsel) that there are actual or potential conflicts of interest among one or more such Indemnitees, any counsel for each such Indemnitee making such determination, in each case, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan, L/C Credit Extension or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their respective Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their respective Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses have resulted from the gross negligence or willful misconduct of, or from a material breach in bad faith of the funding obligations of such Indemnitee under this Agreement by, such Indemnitee or such Indemnitee’s directors, officers or employees, each as determined by a court of competent jurisdiction in a final non-appealable judgment. For the avoidance of doubt, references to “one counsel” in this Section 9.3 shall mean one law firm (as opposed to one lawyer) and each applicable Person with decision making authority may replace its counsel as it deems appropriate and such original counsel and each subsequent replacement counsel, as applicable, shall be deemed to be one counsel for purposes of this Section 9.3. This Section 9.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the Loan Documents or any agreement or instrument contemplated hereby, the Transactions, any Loan or L/C Credit Extension or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

Section 9.4 Successors and Assigns. (a) The provisions of this Agreement and the Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitments, L/C Obligations and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrowers, such consent not to be unreasonably withheld or delayed; provided that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other Eligible Assignee; provided further that the Borrowers shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within fifteen Business Days after having received notice thereof; and

(B) the Administrative Agent, L/C Issuer, and Swing Line Lender; provided that (1) no consent of the Administrative Agent, L/C Issuer or Swing Line Lender shall be required for an assignment of any Revolving Loan Commitment to an assignee that is a Lender with a Revolving Loan Commitment immediately prior to giving effect to such assignment, (2) no consent of the Administrative Agent, L/C Issuer or Swing Line Lender shall be required for an assignment to an Affiliate of a Lender or an Approved Fund of a Lender, (3) no consent of the L/C Issuer or Swing Line Lender shall be required for an assignment of any Term Loans and (4) each such consent shall not be unreasonably withheld or delayed.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates and Approved Funds;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with payment by such parties of a processing and recordation fee of $3,500; and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo Bank, National Association assigns all of its Commitments and Loans pursuant to subsection (b) above, Wells Fargo Bank, National Association may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon five Business Days’ notice to the Borrowers, terminate the Swing Line. In the event of any such resignation as L/C Issuer or termination of the Swing Line, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Wells Fargo Bank, National Association as L/C Issuer or the termination of the Swing Line, as the case may be. Wells Fargo Bank, National Association shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make ABR Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.17(c)). If Wells Fargo Bank, National Association terminates the Swing Line, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make ABR Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.18(c).

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Revolving Proportionate Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Governmental Rules without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement (including, without limitation, the rights and obligations described in Section 2.14(e), (f), and (g)), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the, terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. The Administrative Agent agrees to make the Register available during regular business hours for inspection by the Borrowers and any Lender upon reasonable prior notice.

(c) Any Lender may, without notice to or consent of the Borrowers, Administrative Agent, L/C Issuer or Swing Line Lender at any time sell to one or more banks or other financial institutions (“Participants”) participating interests in all or a portion of any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Loan Documents (including for purposes of this subsection (c), participations in L/C Obligations and in Swing Line Loans ); provided that notwithstanding the foregoing, no Participant shall be a Borrower or an Affiliate of any Borrower. In the event of any such sale by a Lender of participating interests, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Lender to obtain the consent of the Participant in order for such Lender to agree in writing to any amendment, waiver or consent of a type specified in clause (i), (ii) or (iii) of Section 9.2(b) but may not otherwise require the selling Lender to obtain the consent of such Participant to any other amendment, waiver or consent hereunder; provided that increases in the Commitment or Loans shall be permitted without the consent if any Participant’s participation is not increased as a result thereof. The Borrowers agree that if amounts outstanding under this Agreement and the other Loan Documents are not paid when due (whether upon acceleration or otherwise), each Participant shall, to the fullest extent permitted by law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Loan Documents; provided, however, that (i) no Participant shall exercise any rights under this sentence without the consent of the Administrative Agent, (ii) no Participant shall have any rights under this sentence which are greater than those of the selling Lender and (iii) such rights of setoff shall be subject to the obligation of such Participant to share the payment so obtained with all of the Lenders as provided in Section 2.15. The Borrowers also agree that any Lender which has transferred any participating interest in its Commitments or Loans shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Sections 2.12, 2.13 and 2.14, as if such Lender had not made such transfer. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and section 1.163-5(b) of the United States Treasury Proposed Regulations or to comply with other requirements under applicable tax law. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Registration. Upon its receipt of an Assignment and Acceptance executed by an assignor Lender and an Assignee Lender (and, to the extent required by Section 9.4(b), by the Borrowers and the Administrative Agent) together with payment to the Administrative Agent by assignor Lender of a registration and processing fee of $3,500 paid by the parties thereto, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the Assignment and Acceptance effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers. The Administrative Agent may, from time to time at its election, prepare and deliver to the Lenders and the Borrowers a revised Schedule 2.1 reflecting the names, addresses and Commitment or Loans of all Lenders then parties hereto (and in any event Schedule 2.1 shall be deemed amended to reflect any assignment consummated pursuant to the terms of this Agreement or upon any Lender becoming a party to this Agreement by any other means).

(e) Confidentiality. Subject to Section 9.16, the Administrative Agent and the Lenders may disclose the Loan Documents and any financial or other information relating to the Borrowers and their respective Subsidiaries to each other or to any potential Participant or Assignee Lender.

(f) Pledges to Federal Reserve Banks; Other Pledges of Notes. Notwithstanding any other provision of this Agreement, any Lender may at any time assign all or a portion of its rights under this Agreement and the other Loan Documents to a Federal Reserve Bank or any central bank having jurisdiction over such Lender. No such assignment shall relieve the assigning Lender from its obligations under this Agreement and the other Loan Documents.

(g) True Sale. All participations in the Loans, the L/C Obligations and other obligations of the Borrowers under this Agreement and the other Loan Documents or any portion thereof, whether pursuant to provisions hereof or otherwise, are intended to be “true sales” for purposes of financial reporting in accordance with Statement of Financial Accounting Standards No. 140. Accordingly, the L/C Issuer or any Lender that sells or is deemed to have sold a participation in the Loans, the L/C Obligations and other obligations of the Borrowers under this Agreement and the other Loan Documents (including any participations in Letters of Credit and/or Loans, any participations described in Section 9.4(c) and any participations under Section 2.15(c)) (each a “Participation Seller”) hereby agrees that if such Participation Seller receives any payment in respect of the Loans, the L/C Obligations and other obligations of the Borrowers under this Agreement and the other Loan Documents to which such participation relates through the exercise of setoff by such Participation Seller against the Borrowers or any other obligor, then such Participation Seller agrees to promptly pay to the participating party in such participation such participant’s pro rata share of such setoff (after giving effect to any sharing with the Lenders under Section 2.15(c) hereof).

Section 9.5 Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default, Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any L/C Obligation or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 9.6 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by e-mail of a PDF or similar electronic image file shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.8 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any of and all the obligations of any Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided, however, that such Lender shall not set off any amount owed to any Borrower under any credit or other debt facility in which any Borrower or a Subsidiary of a Borrower or any investment funds or CLOs for which a Borrower or a Subsidiary of a Borrower acts as a general partner or an investment advisor is a borrower, guarantor or pledgor and such Lender is a lender thereunder or in which such Lender is an agent; provided, further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.9 Governing Law; Jurisdiction; Consent to Service of Process.

(a) Unless otherwise expressly provided in any Loan Document, this Agreement and each of the other Loan Documents shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York. The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of the Loan Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

(b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

(c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

Section 9.11 Relationship of Parties. The relationship between the Borrowers, on the one hand, and the Lenders and the Administrative Agent, on the other, is, and at all times shall remain, solely that of borrowers and lenders. None of the Lenders or the Administrative Agent shall under any circumstances be construed to be partners or joint venturers of the Borrowers or any of their Affiliates; nor shall the Lenders nor the Administrative Agent under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary, advisory or agency relationship with the Borrowers or any of their Affiliates, or to owe any fiduciary duty to the Borrowers or any of their Affiliates. The Lenders and the Administrative Agent do not undertake or assume any responsibility or duty to the Borrowers or any of their Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrowers or any of their Affiliates of any matter in connection with its or their property, any security held by the Administrative Agent or any Lender or the operations of the Borrowers or any of their Affiliates. The Administrative Agent, each Lender and their Affiliates may have economic interests that conflict with those of the Borrowers. The Borrowers and each of their Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender or the Administrative Agent in connection with such matters is solely for the protection of the Lenders and the Administrative Agent and neither the Borrowers nor any of their Affiliates is entitled to rely thereon.

Section 9.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.13 Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

Section 9.14 USA PATRIOT Act. Each Lender subject to the PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the PATRIOT Act, anti-money laundering laws and the Beneficial Ownership Regulation.

Section 9.15 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.16 Confidentiality. Neither any Lender nor the Administrative Agent shall use the Confidential Information for any purpose other than in connection with the Loan Documents, the transactions contemplated hereunder or any credit decisions that any Lender or the Administrative Agent may make or be contemplating in respect of any one or more entities in the Oaktree Operating Group and any of their respective subsidiaries and Affiliates nor disclose to any Person any Confidential Information, except that any Lender or the Administrative Agent may disclose any Confidential Information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates and their respective agents and advisors who are bound by obligations of confidentiality sufficient to ensure their compliance herewith; (b) to any other Lender or the Administrative Agent; (c) if required, requested or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender or the Administrative Agent (provided that the Administrative Agent and Lenders shall not be required to provide notice regarding examination of the financial condition or other routine examination of the Administrative Agent or such Lender by such Governmental Authority); (d) if required in response to any summons or subpoena or other legal process; (e) in connection with any enforcement by the Lenders and the Administrative Agent of their rights under this Agreement or the other Loan Documents or any litigation among the parties relating to the Loan Documents or the transactions contemplated thereby; (f) to comply with any Requirement of Law applicable to such Lender, the L/C Issuer or the Administrative Agent; (g) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (h) to any Assignee Lender or Participant, any prospective Assignee Lender or Participant or to any direct or indirect contractual counterparties (or professional advisors thereto) to any swap or derivative transaction relating to any Borrower and its obligations hereunder; provided that such Assignee Lender or Participant or prospective Assignee Lender or Participant, direct or indirect contractual counterparty and professional advisor thereto agrees to be bound by the provisions of (or provisions at least as restrictive as) this Section 9.16; (i) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any Confidential Information received by it from the Administrative Agent or any Lender; (j) otherwise with the prior consent of the Borrowers; or (k) terms and other information from this Agreement that are customarily reported to Thomson Reuters or other similar reputable bank market data collectors serving the institutional lending industry; provided, however, that any disclosure made in violation of this Agreement shall not affect the obligations of the Borrowers or the rights of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents. In the case of disclosure pursuant to clauses (c), (d) and (f), the disclosing Lender shall use reasonable efforts to, to the extent permitted by law, provide prior notice of such disclosure to the Borrowers; provided, however, that any failure to provide such notice shall not affect the obligations of the Borrowers or the rights of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents. Nothing in this Section 9.16 shall limit the use of any Platform as described in Section 9.1(b); provided that the recipient of any Confidential Information through such Platform shall be required to agree to maintain the confidentiality of such Confidential Information by means of a “click-through” confidentiality agreement or similar agreement.

Section 9.17 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.18 Waivers and Agreements of Borrowers. While not intended by the parties hereto, if it is determined that any Borrower is a surety of any other Borrower:

(a) Without limiting the provisions of Section 1.5, the covenants, agreements and obligations of each Borrower set forth herein are joint and several and shall be primary obligations of such Borrower, and such obligations shall be absolute, unconditional and irrevocable, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever, foreseeable or unforeseeable.

(b) Each Borrower hereby waives, to the fullest extent permitted by applicable law, any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Lender to (i) proceed against any other Borrower or any other Person, (ii) proceed against or exhaust any other collateral or security for any of the Loans, the L/C Obligations and other obligations of the Borrowers under this Agreement and the other Loan Documents or (iii) pursue any remedy in the Administrative Agent’s or any Lender’s power whatsoever. Each Borrower hereby waives any defense based on or arising out of any defense of any other Borrower or any other Person other than payment in full of the Loans, the L/C Obligations and other obligations of the Borrowers under this Agreement and the other Loan Documents, including any defense based on or arising out of the disability of any other Borrower or any other Person, or the enforceability of the Loans, the L/C Obligations and other obligations of the Borrowers under this Agreement and the other Loan Documents or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower other than payment in full of the Loans, the L/C Obligations and other obligations of the Borrowers under this Agreement and the other Loan Documents.

Section 9.19 Clarification. Notwithstanding anything to the contrary, the parties hereto understand and agree that Wells Fargo Bank, National Association is acting in various capacities under this Agreement and the other Loan Documents and therefore shall be permitted to fulfill its roles and manage its various duties hereunder in such manner as Wells Fargo Bank, National Association sees fit and, for the avoidance of doubt, in lieu of sending notices to itself when acting in different capacities Wells Fargo Bank, National Association may keep internal records regarding all such communications, notices and actions related to this Agreement and the other Loan Documents in accordance with its past practice.

Section 9.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.21 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that none of the Administrative Agent, the Lead Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

[This Space Intentionally Left Blank]

ANNEX B

Conditions Precedent

(a) The Administrative Agent shall have received:

(i) this Amendment, duly executed and delivered by the Borrowers, the Lenders and the Administrative Agent; and

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Seventh Amendment Effective Date) of Munger, Tolles & Olson LLP, special counsel for the Borrowers, covering such matters relating to this Amendment as the Administrative Agent shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Borrower and the Cayman Borrower (as defined below), the authorization of the transactions contemplated herein and any other legal matters relating to the Borrowers, the Cayman Borrower, this Amendment or the transactions contemplated herein, all in form and substance satisfactory to the Administrative Agent.

(d) The Administrative Agent shall have received a certificate from each Borrower, dated the Seventh Amendment Effective Date and signed by a Responsible Officer of such Borrower, (i) certifying that attached thereto is a true and correct copy of the certificate of formation and limited partnership agreement of such Borrower as in effect on the Seventh Amendment Effective Date (or certifying that there have been no changes to the certificate of formation and limited partnership agreement annexed to the officer’s certificate delivered to the Administrative Agent in connection with the Sixth Amendment to Credit Agreement, dated as of September 14, 2021); (ii) certifying that attached thereto are true and correct copies of resolutions (or other comparable enabling action) duly adopted by the general partner or other governing body of such Borrower, which authorize the execution, delivery and performance by such Borrower of the Amendment and the consummation of the transactions contemplated hereby; (iii) certifying that attached thereto are true and correct copies of the certificates of good standing (or comparable certificates) for such Borrower, certified as of a recent date prior to the Seventh Amendment Effective Date by the Secretary of State (or comparable official) of Delaware; (iv) certifying as to the incumbency, signatures and authority of the officers of such Borrower authorized to execute and deliver the Amendment and perform hereunder; (v) confirming compliance with the conditions set forth in paragraphs (j) and (k) of this Annex B; and (vi) setting forth the Debt Ratings as of the Seventh Amendment Effective Date.

(e) The Borrower Joinder Agreement (the “Joinder Agreement”), duly executed by Oaktree Capital Management (Cayman), L.P., acting through its general partner, Oaktree Holdings, Ltd. (the “Cayman Borrower”) and the Administrative Agent.

(f) The Administrative Agent shall have received a certificate from the Cayman Borrower, dated the Seventh Amendment Effective Date and signed by a Responsible Officer of the Cayman Borrower, (i) certifying that attached thereto is a true and correct copy of the certificate of formation (or equivalent thereof) and operating agreement of the Cayman Borrower as in effect on the Seventh Amendment Effective Date; (ii) certifying that attached thereto are true and correct copies of resolutions (or other comparable enabling action) duly adopted by the governing body of the general partner of the Cayman Borrower, which authorize the execution, delivery and performance by the Cayman Borrower of the Joinder Agreement and the consummation of the transactions contemplated thereby; (iii) certifying that attached thereto are true and correct copies of the certificates of good standing (or comparable certificates) for the Cayman Borrower, certified as of a recent date prior to the Seventh Amendment Effective Date by the applicable Governmental Authority of the jurisdiction of incorporation, organization or formation of the Cayman Borrower; and (iv) certifying as to the incumbency, signatures and authority of the officers of the Cayman Borrower authorized to execute and deliver the Joinder Agreement and perform thereunder.

(g) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Seventh Amendment Effective Date) of Walkers (Cayman) LLP, special Cayman Islands counsel for the Cayman Borrower, covering such matters relating to the Joinder Agreement and the other Loan Documents as the Administrative Agent shall reasonably request.

(h) [Reserved.]

(i) The Administrative Agent, the Lenders and the Lead Arranger shall have received (i) to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder and (ii) all fees payable to the Lead Arranger pursuant to the engagement letter dated as of November 2, 2022, by and among the Borrowers and the Lead Arranger.

(j) No Default or Event of Default shall have occurred and be continuing.

(k) The representations and warranties set forth in this Amendment shall be true and correct as of the Seventh Amendment Effective Date.

(l) Upon the reasonable request of any Lender made at least ten days prior to the Seventh Amendment Effective Date, the Borrowers and the Cayman Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, and to the extent any Borrower or the Cayman Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower or the Cayman Borrower, as applicable, in each case at least five days prior to the Seventh Amendment Effective Date.

(m) The Borrowers shall have paid all fees and expenses payable to the Administrative Agent and the Lenders to be paid on or prior to the Seventh Amendment Effective Date (including all fees and expenses of counsel to the Administrative Agent).